                         AGREEMENT AND PLAN OF MERGER

                                BY AND BETWEEN

                         SECURITY CAPITAL CORPORATION

                                      AND

                         MARSHALL & ILSLEY CORPORATION










                           Dated as of March 14, 1997

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I - THE MERGER
 SECTION 1.1    The Merger.................................................   1

 SECTION 1.2    Effective Time.............................................   1

 SECTION 1.3    Effect of the Merger.......................................   2

 SECTION 1.4    Articles of Incorporation; By-Laws.........................   2

 SECTION 1.5    Directors and Officers.....................................   2

 SECTION 1.6    Conversion of Securities...................................   2

 SECTION 1.7    Election Procedures........................................   4

 SECTION 1.8    Adjustments for Dilution and Other Matters.................   6

 SECTION 1.9    Exchange of Certificates...................................   6

 SECTION 1.10   Stock Transfer Books.......................................   9

 SECTION 1.11   Company Common Stock.......................................   9

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

 SECTION 2.1    Organization and Qualification; Subsidiaries...............   9

 SECTION 2.2    Articles of Incorporation and By-Laws......................  11

 SECTION 2.3    Capitalization.............................................  11

 SECTION 2.4    Authority..................................................  12

 SECTION 2.5    No Conflict; Required Filings and Consents.................  12

 SECTION 2.6    Compliance; Permits........................................  13

 SECTION 2.7    Securities and Banking Reports; Financial Statements.......  13

 SECTION 2.8    Absence of Certain Changes or Events.......................  14

 SECTION 2.9    Absence of Litigation......................................   15

 SECTION 2.10   Employee Benefit Plans.....................................   15

 SECTION 2.11   Registration Statement; Proxy Statement/Prospectus.........   18

 SECTION 2.12   Title to Property..........................................   19

 SECTION 2.13   Environmental Matters......................................   19

 SECTION 2.14   Absence of Agreements......................................   20

 SECTION 2.15   Taxes......................................................   21

 SECTION 2.16   Insurance..................................................   21

 SECTION 2.17   Brokers....................................................   22

 SECTION 2.18   Tax Matters................................................   22

 SECTION 2.19   Material Adverse Effect....................................   22

 SECTION 2.20   Material Contracts.........................................   22

 SECTION 2.21   Opinion of Financial Advisor...............................   22

 SECTION 2.22   Vote Required..............................................   22

 SECTION 2.23   Options; Employment Agreements.............................   23

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

 SECTION 3.1    Organization and Qualification; Subsidiaries...............   23

 SECTION 3.2    Articles of Incorporation and By-Laws......................   24

 SECTION 3.3    Capitalization.............................................   24

 SECTION 3.4    Authority..................................................   25

 SECTION 3.5    No Conflict; Required Filings and Consents.................   25

 SECTION 3.6    Compliance; Permits........................................   26

 SECTION 3.7    Securities and Banking Reports; Financial Statements.......   26

 SECTION 3.8    Absence of Certain Changes or Events.......................   27

 SECTION 3.9    Absence of Litigation......................................  28

 SECTION 3.10   Employee Benefit Plans.....................................  28

 SECTION 3.11   Registration Statement; Proxy Statement/Prospectus.........  29

 SECTION 3.12   Title to Property..........................................  30

 SECTION 3.13   Absence of Agreements......................................  30

 SECTION 3.14   Taxes......................................................  30

 SECTION 3.15   Brokers....................................................  31

 SECTION 3.16   Tax Matters................................................  31

 SECTION 3.17   Material Adverse Effect....................................  31

ARTICLE IV - COVENANTS OF SELLER

 SECTION 4.1    Affirmative Covenants......................................  32

 SECTION 4.2    Negative Covenants.........................................  32

 SECTION 4.3    Letter of Seller's Accountants.............................  35

 SECTION 4.4    Access and Information.....................................  36

 SECTION 4.5    Update Disclosure; Breaches................................  36

 SECTION 4.6    Affiliates; Tax Treatment..................................  37

 SECTION 4.7    Expenses...................................................  37

 SECTION 4.8    Delivery of Shareholder List...............................  38

 SECTION 4.9    Loan and Investment Policies...............................  38

ARTICLE V - COVENANTS OF THE COMPANY

 SECTION 5.1    Affirmative Covenants......................................  38

 SECTION 5.2    Negative Covenants.........................................  39

 SECTION 5.3    Access and Information.....................................  39

 SECTION 5.4    Breaches...................................................  40


 SECTION 5.5    Stock Exchange Listing.....................................  40

 SECTION 5.6    Tax Treatment..............................................  40

 SECTION 5.7    Stock Options..............................................  40

ARTICLE VI - ADDITIONAL AGREEMENTS

 SECTION 6.1    Proxy Statement/Prospectus; Registration Statement.........  41

 SECTION 6.2    Meeting of Seller's Shareholders...........................  41

 SECTION 6.3    Appropriate Action; Consents; Filings......................  42

 SECTION 6.4    Employee Stock Options and Other Employee Benefit Matters..  42

 SECTION 6.5    Directors' and Officers' Indemnification and Insurance.....  42

 SECTION 6.6    Notification of Certain Matters............................  44

 SECTION 6.7    Public Announcements.......................................  44

 SECTION 6.8    Customer Retention.........................................  44

 SECTION 6.9    Data Services Conversion...................................  45

 SECTION 6.10   Incentive Bonus Pool.......................................  45

 SECTION 6.11   Seller Share Purchases.....................................  45

ARTICLE VII - CONDITIONS OF MERGER

 SECTION 7.1    Conditions to Obligation of Each Party to Effect the Merger  46

 SECTION 7.2    Additional Conditions to Obligations of the Company........  46

 SECTION 7.3    Additional Conditions to Obligations of Seller.............  48

ARTICLE VIII - INDUCEMENT

 SECTION 8.1    Inducement.................................................  49

ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

 SECTION 9.1    Termination................................................  51

 SECTION 9.2    Effect of Termination......................................  54


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
 SECTION 9.3    Amendment..................................................   54

 SECTION 9.4    Waiver.....................................................   55

ARTICLE X - GENERAL PROVISIONS

 SECTION 10.1   Non-Survival of Representations, Warranties and Agreements.   55

 SECTION 10.2   Non-Survival of Representations, Warranties and Agreements.   55

 SECTION 10.3   Notices....................................................   55

 SECTION 10.4   Certain Definitions........................................   56

 SECTION 10.5   Headings...................................................   57

 SECTION 10.6   Severability...............................................   57

 SECTION 10.7   Entire Agreement...........................................   58

 SECTION 10.8   Assignment.................................................   58

 SECTION 10.9   Parties in Interest........................................   58

 SECTION 10.10  Governing Law..............................................   58

 SECTION 10.11  Counterparts...............................................   58

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
                                                                            Page
                                                                            ----
ANNEX A        SUBSIDIARIES OF SELLER                                        A-1

ANNEX B        EMPLOYEE STOCK OPTIONS AND OTHER EMPLOYEE BENEFIT MATTERS     B-1


EXHIBIT 2.23                                                              2.23.1

EXHIBIT 9.1    INDEX GROUP                                                 9.1-1


                             Index of Defined Terms
                             ----------------------
                                                          Section
                                                          -------
Acquisition Event.................................................Section 8.1(c)
Acquisition Proposal..............................................Section 8.1(d)
affiliate........................................................Section 10.4(a)
Aggregate Consideration...........................................Section 1.6(b)
Agreement...............................................................Preamble
Articles of Merger...................................................Section 1.2
Average Per Share Consideration...................................Section 1.6(b)

Bank Merger.............................................................Preamble
Bank Merger Agreement.............................................Section 4.1(f)
beneficial owner.................................................Section 10.4(b)
BHCA..............................................................Section 2.1(a)
Blue Sky Laws.....................................................Section 2.5(b)
Bonus Pool..........................................................Section 6.10
business day.....................................................Section 10.4(c)

Cash Designated Shares........................................Section 1.7(b)(ii)
Cash Election Shares.................................................Section 1.7
Certificates.........................................................Section 1.7
Claim.............................................................Section 6.5(a)
Code....................................................................Preamble
Company.................................................................Preamble
Company Approvals.................................................Section 3.1(a)
Company Articles.....................................................Section 1.4
Company Average Price.....................................Section 9.1(a)(vii)(A)
Company By-Laws......................................................Section 1.4
Company Common Stock...........................................Section 1.6(a)(A)
Company Disclosure Schedule..........................................Article III
Company Lead Bank.......................................................Preamble
Company Plans....................................................Section 3.10(a)
Company Preferred Stock...........................................Section 3.3(a)
Company Reports...................................................Section 3.7(a)
Company SEC Reports...............................................Section 3.7(a)
Company Subsidiaries..............................................Section 3.1(a)
Company Subsidiary................................................Section 3.1(a)
control..........................................................Section 10.4(d)

Data Processing Conversion...........................................Section 1.2
DFI...............................................................Section 2.1(a)
Division of Savings Institutions..................................Section 2.1(a)

Effective Time.......................................................Section 1.2
Election Deadline....................................................Section 1.7

Election Form Record Date............................................Section 1.7
Election Forms.......................................................Section 1.7
Environmental Claims................................................Section 2.13
Environmental Laws..................................................Section 2.13
ERISA............................................................Section 2.10(a)
Exchange Act......................................................Section 2.5(b)
Exchange Agent.......................................................Section 1.7
Exchange Fund.....................................................Section 1.9(a)
Exhibit 21........................................................Section 3.1(c)
Expenses..........................................................Section 4.7(b)

FDIC..............................................................Section 2.1(a)
Final Index Price......................................Section 9.1(a)(vii)(C)(4)
Final Price............................................Section 9.1(a)(vii)(C)(3)

Governmental Authority..............................................Section 2.13

Indemnified Parties...............................................Section 6.5(a)
Indemnified Party.................................................Section 6.5(d)
Index Group............................................Section 9.1(a)(vii)(C)(1)
Initial Index Price....................................Section 9.1(a)(vii)(C)(2)
Insurance Amount..................................................Section 6.5(b)
IRS.................................................................Section 2.15
ISO..............................................................Section 2.10(h)

Laws..............................................................Section 2.5(a)
Loan Property.......................................................Section 2.13

Mailing Date.........................................................Section 1.7
Material Adverse Effect...........................................Section 2.1(d)
Merger..................................................................Preamble
Mixed Election Shares................................................Section 1.7

NASDAQ...............................................................Section 1.6
NASDAQ/NMS........................................................Section 1.6(b)
No Election Shares...................................................Section 1.7
Nullifying Event..................................................Section 8.1(e)

Option Exercise Agreement...........................................Section 2.23
Option Plans.........................................................Section 5.7

Participation Facility..............................................Section 2.13
Per Share Stock Consideration.....................................Section 1.6(b)
person...........................................................Section 10.4(e)
Plans............................................................Section 2.10(a)
Proxy Statement/Prospectus..........................................Section 2.11

Registration Statement..............................................Section 3.11

SEC...............................................................Section 2.7(a)
Section 180.0622(2)(b) of the WBCL...................................Section 2.3
Securities Act....................................................Section 2.5(b)
Seller..................................................................Preamble
Seller's Bank...........................................................Preamble



Seller Affiliate.....................................................Section 4.6
Seller Approvals..................................................Section 2.1(a)
Seller Articles......................................................Section 2.2
Seller By-Laws.......................................................Section 2.2
Seller Common Stock...............................................Section 1.6(a)
Seller Disclosure Schedule............................................Article II
Seller Option........................................................Section 5.7
Seller Preferred Stock...............................................Section 2.3
Seller Reports....................................................Section 2.7(a)
Seller SEC Reports................................................Section 2.7(a)
Seller Shareholders' Meeting........................................Section 2.11
Seller Subsidiaries...............................................Section 2.1(a)
Seller Subsidiary.................................................Section 2.1(a)
Series A Preferred Stock..........................................Section 3.3(a)
Significant Subsidiary............................................Section 8.1(f)
Stock Amount.........................................................Section 1.6
Stock Designated Shares.......................................Section 1.7(a)(ii)
Stock Election Shares................................................Section 1.7
subsidiaries.....................................................Section 10.4(f)
subsidiary.......................................................Section 10.4(f)
Surviving Corporation................................................Section 1.1

takeover proposal.................................................Section 4.2(e)
Tax.................................................................Section 2.15
Tax Returns.........................................................Section 2.15
Taxes...............................................................Section 2.15
Title IV Plan....................................................Section 2.10(b)
Trigger Event.....................................................Section 8.1(b)

Valuation Period.....................................................Section 1.6
Valuation Period Market Value.....................................Section 1.6(b)
Valuation Period Share Number.....................................Section 1.6(b)

WBCL....................................................................Preamble
WBL...............................................................Section 2.5(b)


                          AGREEMENT AND PLAN OF MERGER


  AGREEMENT AND PLAN OF MERGER, dated as of March 14, 1997 (the "Agreement") between Security Capital Corporation, a Wisconsin corporation (the "Seller") and Marshall & Ilsley Corporation, a Wisconsin corporation (the "Company").

  WHEREAS, the Boards of Directors of the Company and the Seller have each determined that it is fair to and in the best interests of their respective shareholders for the Seller to merge with and into the Company (the "Merger") upon the terms and subject to the conditions set forth herein and in accordance with the Wisconsin Business Corporation Law (the "WBCL");

  WHEREAS, the respective Boards of Directors of the Company and the Seller have each approved the Merger of the Seller with and into the Company, upon the terms and subject to the conditions set forth herein, and adopted this Agreement;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, immediately following with the Merger, the parties intend to consummate a merger of Seller's bank subsidiary ("Seller's Bank'") with and into Company's lead bank ("Company Lead Bank") (the "Bank Merger");

  NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                            ARTICLE I - THE MERGER

  SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the WBCL, at the Effective Time (as defined in Section 1.2) Seller shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Seller shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

  SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, but in no event prior to the earlier of (i) as soon as practicable following the completion of the conversion of Seller's bank offices to the Company's data processing systems, including any and all testing related to such conversion (the "Data Processing Conversion"), or (ii) October 1, 1997, the parties hereto shall cause the Merger to be consummated by filing articles of merger (the "Articles of Merger") with the Department of Financial Institutions of the State of Wisconsin, in such form as required by, and executed in accordance with the relevant provisions of, the WBCL (the date and time of such filing is referred to herein as the "Effective Time").

  SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and the Seller shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Seller shall become the debts, liabilities and duties of the Surviving Corporation.

  SECTION 1.4 Articles of Incorporation; By-Laws. At the Effective Time, the Articles of Incorporation (the "Company Articles") and the By-Laws ("Company By-Laws") of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and the By-Laws of the Surviving Corporation.

  SECTION 1.5 Directors and Officers. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

  SECTION 1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Company, Seller or the holder of the following securities:

       (a) Each share of the common stock, par value $1.00 per share of Seller ("Seller Common Stock"), issued and outstanding immediately prior to the Effective Time (including shares held by the Company or any Company Subsidiary) shall cease to be outstanding and shall be converted into and become the right to receive, at the election of the holder thereof as provided in Section 1.7, either:

            (A) that number of shares of common stock par value $1.00 per share of Company ("Company Common Stock") which is equal to the Per Share Stock Consideration, or

            (B) cash in an amount equal to the Average Per Share Consideration provided that, the aggregate number of shares of Company Common Stock that shall be issued in the Merger shall be equal to or nearly equal to 12,327,390 (the "Stock Amount").

       (b) Each share of Seller Common Stock held as treasury stock shall be canceled.

       (c) For purposes of this Agreement the following definitions shall apply:

       "Average Per Share Consideration" shall mean the Aggregate Consideration divided by the Valuation Period Share Number (rounded to the nearest cent).

       "Aggregate Consideration" shall mean the sum of (x) the product of the Stock Amount and Valuation Period Market Value and (y) $376,335,605.

       "Cash Percentage" shall mean $376,335,605 divided by the Aggregate Consideration.

       "Per Share Stock Consideration" shall equal the Average Per Share Consideration divided by the Valuation Period Market Value.

       "Stock Percentage" shall mean (x) the product of the Stock Amount and the Valuation Period Market Value, divided by (y) the Aggregate Consideration.

       "Valuation Period Share Number" shall mean the total number of shares of Seller Common Stock issued and outstanding (excluding treasury shares or restricted shares under employee benefit plans which have not been awarded) on the last day of the Valuation Period.

       "Valuation Period Market Value" shall mean the average of the average final bid and asked quotations for the Company Common Stock as reported on the National Association of Securities Dealers Automated Quotation/National Market System ("NASDAQ/NMS") (as reported in The Wall Street Journal, Midwest edition, or, in the absence thereof, by another authoritative source) during the Valuation Period.

       "Valuation Period" shall mean the ten (10) consecutive trading-day period during which the shares of Company Common Stock are traded on the Nasdaq Stock Market National Market System ("NASDAQ") ending on the fifth calendar day immediately prior to the Effective Time.

  SECTION 1.7. Election Procedures. Election forms and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing Seller Common Stock ("Certificates") shall pass, only upon proper delivery of such Certificates to a bank or trust company designated by Company and reasonably satisfactory to Seller (the "Exchange Agent")) in such form as Company and Seller shall mutually agree ("Election Forms") shall be mailed 30 days prior to the anticipated Effective Time or on such other earlier date as Seller and Company shall mutually agree ("Mailing Date") to each holder of record of Seller Common Stock as of five business days prior to the Mailing Date ("Election Form Record Date").

  Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) either (i) to elect to receive only Company Common Stock with respect to such holder's Seller Common Stock ("Stock Election Shares");

(ii) to elect to receive only cash with respect to such holder's Seller Common Stock ("Cash Election Shares"); (iii) to elect to receive Company Common Stock and cash in the proportion described in subparagraph (a) below with respect to such holder's Seller Common Stock ("Mixed Election Shares"); or (iv) to indicate that such holder makes no election ("No Election Shares").

  Any Seller Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m., New York City time, on the 25th day following the Mailing Date (or such other time and date as Company and Seller may mutually agree) (the "Election Deadline") shall also be deemed to be "No Election Shares."

  Company shall make available up to two separate Election Forms, or such additional Election Forms as the Company in its sole discretion may permit, to all persons who become holders (or beneficial owners) of Seller Common Stock between the Election Form Record Date and close of business on the business day prior to the Election Deadline, and Seller shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

  Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Seller Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of Seller Common Stock represented by such Election Form shall become No Election Shares and Company shall cause the Certificates to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Company nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

  Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Company shall cause the Exchange Agent to effect the allocation among the holders of Seller Common Stock of rights to receive Company Common Stock or cash in the Merger in accordance with the Election Forms as follows:

       (a) Mixed Elections. Each of the Mixed Election Shares shall be converted into a right to receive a number of shares of Company Common Stock equal to the Per Share Stock Consideration multiplied by the Stock Percentage and cash equal to the Average Per Share Consideration multiplied by the Cash Percentage.

       (b) Stock Elections And Mixed Elections Less Than Stock Amount. If the number of shares of Company Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares and the Mixed Election Shares is less than the Stock Amount, then:

            (i) each of the Stock Election Shares shall be converted into the right to receive a number of shares of Company Common Stock equal to the Per Share Stock Consideration,

            (ii) the Exchange Agent shall then select first from among the No Election Shares and then (if necessary) from among the Cash Election Shares, by a pro rata selection process, a sufficient number of shares ("Stock Designated Shares") such that the number of shares of Company Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and each of the Stock Designated Shares shall be converted into the right to receive a number of shares of Company Common Stock equal to the Per Share Stock Consideration, and

            (iii) each of the Cash Election Shares and the No Election Shares which are not Stock Designated Shares shall be converted into the right to receive cash equal to the Average Per Share Consideration.

       (c) Stock Elections and Mixed Elections More Than Stock Amount. If the number of shares of Company Common Stock that would be issued upon the conversion in the Merger of the Stock Election Shares and the Mixed Election Shares is greater than the Stock Amount, then:

            (i) each of the Cash Election Shares and No Election Shares shall be converted into the right to receive cash equal to the Average Per Share Consideration,

            (ii) the Exchange Agent shall then select from among the Stock Election Shares, by a pro rata selection process a sufficient number of shares ("Cash Designated Shares") such that the number of shares of Company Common Stock that will be issued in the Merger equals as closely as practicable the Stock Amount, and each of the Cash Designated Shares shall be converted into the right to receive cash equal to the Average Per Share Consideration, and

            (iii) each of the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive a number of shares of Company Common Stock equal to the Per Share Stock Consideration.

  The pro rata selection process to be used by the Exchange Agent shall consist of such equitable pro ration processes as shall be mutually determined by Company and Seller.

  SECTION 1.8. Adjustments for Dilution and Other Matters. If prior to the Effective Time, (i) Seller shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Seller Common Stock, or declare a dividend or make a distribution on the Seller Common Stock in any security convertible into Seller Common Stock, or (ii) Company shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the Company Common Stock or declare a dividend or make a distribution on the Company Common Stock in any security convertible into Company Common Stock, appropriate adjustment or adjustments will be made to the Per Share Cash Consideration, the Per Share Stock Consideration and the Stock Amount.

  SECTION 1.9 Exchange of Certificates.

       (a) Exchange Agent. As of the Effective Time, the Company shall deposit, or shall cause to be deposited with the Exchange Agent, for the benefit of the holders of Shares, for exchange in accordance with this Article I, through the Exchange Agent, the amount of cash payable in the Merger and certificates representing the shares of Company Common Stock (such certificates for shares of Company Common Stock, together with the amount of cash payable in the Merger and any dividends or distributions with respect to such Company Common Stock are referred to herein as the "Exchange Fund") payable and issuable pursuant to Section 1.6 in exchange for outstanding Shares.

       (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Shares whose Shares were converted into the right to receive shares of Company Common Stock or cash or both pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Company Common Stock or cash or both. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Company Common Stock or cash or both which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article I (after taking into account all Shares then held by such holder), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Seller, a certificate representing the proper number of shares of Company Common Stock or cash or both may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such person of a bond in such amount as the Company may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate a certificate representing the proper number of shares of Company Common Stock or cash or both. Until surrendered as contemplated by this Section 1.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Company Common Stock and cash in lieu of any fractional shares of Company Common Stock as contemplated by Section 1.9(e) or cash or both.

       (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.9(e), until the holder of such Certificate shall surrender such Certificate.
  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 1.9(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Company Common Stock.

       (d) No Further Rights in the Shares. All shares of Company Common Stock issued and cash paid upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.9(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

       (e) No Fractional Shares. No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interest will not entitle the owner thereof to vote or to any rights of a shareholder of the Company. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by the average of the final bid and asked price for a share of Company Common Stock as quoted by the NASDAQ/NMS on the five business days immediately preceding the Effective Time. As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Company shall make available such amounts (without interest) to such holders of such fractional share interests.

       (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of Seller for six months after the Effective Time shall be delivered to the Company, upon demand, and any former shareholders of Seller who have not theretofore complied with this Article I shall thereafter look only to the Company to claim their cash merger consideration, shares of Company Common Stock, any cash in lieu of fractional shares of Company Common Stock and any dividends or distributions with respect to Company Common Stock, in each case without interest thereon, and subject to Section 1.9(g).

       (g) No Liability. Neither the Company nor the Seller shall be liable to any former holder of Shares for any such Shares (or dividends or distributions with respect thereto) or cash or other payment delivered to a public official pursuant to any abandoned property, escheat or similar laws.

       (h) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by the Company.

  SECTION 1.10 Stock Transfer Books. At the Effective Time, the stock transfer books of Seller shall be closed and there shall be no further registration of transfers of shares of Seller Common Stock thereafter on the records of Seller. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Seller Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Company for any reason shall be converted into cash, shares of Company Common Stock or both in accordance with this Article I.

  SECTION 1.11 Company Common Stock. The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.


             ARTICLE II - REPRESENTATIONS AND WARRANTIES OF SELLER

  Except as set forth in the Disclosure Schedule delivered by Seller to the Company prior to the execution of this Agreement (the "Seller Disclosure Schedule"), Seller hereby represents and warrants to the Company that:

  SECTION 2.1 Organization and Qualification; Subsidiaries.

       (a) Seller is a company duly organized, validly existing and in good standing under the laws of the State of Wisconsin, and is a registered unitary bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Each subsidiary of Seller ("Seller Subsidiary" or, collectively, "Seller Subsidiaries") is a bank or a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of Seller and the Seller Subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Seller Approvals") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, including appropriate authorizations from the Federal Reserve Board, the Federal Deposit Insurance Corporation (the "FDIC") and the Wisconsin Department of Financial Institutions ("DFI") Division of Savings Institutions ("Division of Savings Institutions") and neither Seller nor any Seller Subsidiary has received any notice of proceedings relating to the revocation or modification of any Seller Approvals, except in each case where the failure to be so organized, existing and in good standing or to have such power, authority, Seller Approvals and revocations or modifications would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on Seller and Seller Subsidiaries, taken as a whole.

       (b) Seller and each Seller Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

       (c) A true and complete list of all of the Seller Subsidiaries, together with (i) the Seller's percentage ownership of each Seller Subsidiary and (ii) laws under which the Seller Subsidiary is incorporated, is set forth on Annex
  A. Except as set forth on Annex A, Seller and/or one or more of the Seller Subsidiaries owns beneficially and of record all of the outstanding shares of capital stock of each of the Seller Subsidiaries. Except for the subsidiaries set forth on Annex A, Seller does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

       (d) As used in this Agreement, the term "Material Adverse Effect" means, with respect to the Company or the Seller, as the case may be, any effect that
  (i) is material and adverse to the business, assets, liabilities, results of operations or financial condition of the Company and the Company Subsidiaries taken as whole or the Seller and Seller

  Subsidiaries taken as a whole, respectively, or (ii) materially impairs the ability of the Company or Seller to consummate the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) actions contemplated by this Agreement, (b) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings industries, (c) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries, (d) reasonable expenses incurred in connection with the transactions contemplated hereby, (e) changes attributable to or resulting from changes in general economic conditions affecting banks or their holding companies generally, including changes in the prevailing level of interest rates, and (f) any changes (financial or otherwise) attributable to the Data Processing Conversion.

       (e) The minute books of the Seller and each of the Seller Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1993 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

  SECTION 2.2 Articles of Incorporation and By-Laws. Seller has heretofore furnished to the Company a complete and correct copy of the Articles of Incorporation and the By-Laws, as amended or restated, of Seller ("Seller Articles" or "Seller By-Laws") and each Seller Subsidiary. Such Articles of Incorporation and By-Laws of Seller and each Seller Subsidiary are in full force and effect. Neither Seller nor any Seller Subsidiary is in violation of any of the provisions of its Articles of Incorporation or By-Laws.

  SECTION 2.3 Capitalization. The authorized capital stock of Seller consists of 50,000,000 shares of Seller Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share ("Seller Preferred Stock"). As of the date of this Agreement, (i) 9,202,932 shares of Seller Common Stock are issued and outstanding (of which 112,700 are restricted shares under employee benefit plans which have not and will not be awarded), all of which are duly authorized, validly issued, fully paid and non-assessable, except as provided by Section 180.0622(2)(b) of the WBCL, and not issued in violation of any preemptive right of any Seller shareholder, (ii) 1,607,068 shares of Seller Common Stock are held in the treasury of Seller, and (iii) 1,182,433 shares of Seller Common Stock are reserved for future issuance pursuant to outstanding employee stock options issued pursuant to Seller's stock option plans. As of the date of this Agreement, no shares of Seller Preferred Stock are issued and outstanding. Except as set forth in clause (iii), above, there are no options, warrants or other rights, agreements, arrangements or commitments of any character, including without limitation voting agreements or arrangements, relating to the issued or unissued capital stock of Seller or any Seller Subsidiary or obligating Seller or any Seller Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Seller or any Seller Subsidiary. All shares of Seller Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL (such section, including judicial interpretations thereof and of Section 180.40(6), its predecessor statute, are referred to herein as "Section 180.0622(2)(b) of the WBCL"). There are no obligations, contingent or otherwise, of Seller or any Seller Subsidiary to repurchase, redeem or otherwise acquire any shares of Seller Common Stock or the capital stock of any Seller Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Seller Subsidiary or any other entity, except for loan commitments and other funding obligations entered into in the ordinary course of business. Each of the outstanding shares of capital stock of each Seller Subsidiary are duly authorized, validly issued, fully paid and non-assessable, except as provided by
Section 180.0622(2)(b) of the WBCL and, in the case of Wisconsin state banks,
Section 214.775 of the Wisconsin Statutes, and not in violation of any preemptive rights of any Seller Subsidiary shareholder, and such shares owned by Seller or another Seller Subsidiary are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations of Seller's voting rights, charges or other encumbrances of any nature whatsoever.

  SECTION 2.4 Authority. Seller has the requisite corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Seller's shareholders in accordance with the WBCL and the Seller Articles and Seller By-Laws). The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including without limitation Seller's Board of Directors, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by Seller's shareholders in accordance with the WBCL and the Seller Articles and Seller By-
Laws). The action of Seller's Board of Directors has been taken in compliance with Article IV(c)(6) of the Seller Articles. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Seller and assuming due authorization, execution and delivery by Company, enforceable against Seller in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

  SECTION 2.5  No Conflict; Required Filings and Consents.

       (a) The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement and the transactions contemplated hereby by Seller shall not, (i) conflict with or violate the Seller Articles or Seller By-Laws or the Articles of Incorporation or By-Laws of any Seller Subsidiary,
  (ii) conflict with or violate any domestic (federal, state or local) or foreign law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller or any Seller Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. The Board of Directors of Seller has taken all actions necessary including approving the transactions contemplated herein to ensure that none of the restrictions set forth in Sections 180.1130-32, 180.1134, 180.1140-44 and
  180.1150 of the WBCL do or will apply to the transactions contemplated herein.

       (b) The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws ("Blue Sky Laws"), the BHCA, the banking laws of the State of Wisconsin (the "WBL") and the filing and recordation of appropriate merger or other documents as required by the WBCL where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent Seller from performing its obligations under this Agreement, and would not have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

  SECTION 2.6 Compliance; Permits. Neither Seller nor any Seller Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Seller or any Seller Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or any Seller Subsidiary is a party or by which Seller or any Seller Subsidiary or its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Seller or Seller Subsidiaries, taken as a whole.

  SECTION 2.7  Securities and Banking Reports; Financial Statements.

       (a) Seller and each Seller Subsidiary have filed all forms, reports and documents required to be filed with (x) the Securities and Exchange Commission (the "SEC") since June 30, 1996, and as of the date of this Agreement has delivered to the Company (i) its Annual Reports on Form 10-K for the fiscal years ended June 30, 1994, 1995 and 1996, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended September 30, 1996 and December 31, 1996, (iii) all proxy statements relating to Seller's meetings of shareholders (whether annual or special) held since June 30, 1994, (iv) all Reports on Form 8-K filed by Seller with the SEC since June 30, 1994, (v) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above, since June 30, 1994) and (vi) all amendments and supplements to all such reports and registration statements filed by Seller with the SEC since June 30, 1994 (collectively, the "Seller SEC Reports") and (y) the DFI and any other applicable federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Seller SEC Reports as the "Seller Reports"). The Seller Reports, including all Seller Reports filed after the date of this Agreement, (i) were or will be prepared in all material respects in accordance with the requirements of applicable Law and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Seller SEC Reports, including any Seller SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of Seller and Seller Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

       (c) Except (i) for those liabilities that are fully reflected or reserved against on the consolidated statement of condition of the Seller included in the Seller's Form 10-Q for the quarter ended December 31, 1996,
  (ii) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, and (iii) as set forth in Section
  2.7 of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise due or to become due), that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

  SECTION 2.8 Absence of Certain Changes or Events. Except as disclosed in the Seller SEC Reports filed prior to the date of this Agreement or set forth in
Section 2.8 of the Seller Disclosure Schedule, since December 31, 1996 to the date of this Agreement, Seller and the Seller Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1996, there has not been (i) any change in the financial condition, results of operations or business of Seller and any of the Seller Subsidiaries having a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Seller or any of the Seller Subsidiaries having a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole, (iii) any change by Seller in its accounting methods, principles or practices, (iv) any revaluation by Seller of any of its assets in any material respect, (v) except for regular quarterly cash dividends on Seller Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Seller Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Seller Subsidiary, (vi) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1996 (which amounts have been previously disclosed to Company), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1996 as listed in Section 2.8 of the Seller Disclosure Schedule, (vii) suffered any strike, work stoppage, slow-down or other labor disturbance, (viii) been a party to a collective bargaining agreement, contract or other agreement or understanding with a labor union or organization, or (ix) had any union organizing activities.

  SECTION 2.9 Absence of Litigation. (a) Except as set forth in Section 2.9 of the Seller Disclosure Schedule, neither the Seller nor any of the Seller Subsidiaries is a party to any, and there are no pending or, to the best of the Seller's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Seller or any of the Seller Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

  (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Seller Subsidiaries or the assets of the Seller or any of the Seller Subsidiaries which has had a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole.

  (c) The matter Brown, et. al. v. Security Capital Corporation has been dismissed with prejudice and, as of March 19, 1996, all amounts due pursuant to the settlement agreement relating thereto have been paid and expensed or fully accrued for in the Seller's Financial Statements.

  SECTION 2.10 Employee Benefit Plans.

       (a) Section 2.10(a) of the Seller Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other employment contracts or employment agreements, with respect to which Seller or any Seller Subsidiary has any obligation (collectively, the "Plans"). Seller has furnished or made available to the Company a complete and accurate copy of each Plan (or a description of the Plans, if the Plans are not in writing) and a complete and accurate copy of each material document prepared in connection with each such Plan, including, without limitation, and where applicable, a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the three (3) most recently filed IRS Forms 5500 and related schedules, (iv) the most recently issued IRS determination letter for each such Plan and (v) the three (3) most recently prepared actuarial and financial statements in connection with each such Plan.

       (b) Absence of Certain Types of Plans. Except as disclosed in the Seller Disclosure Schedule, no member of Seller's "controlled group," within the meaning of Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA ("Title IV Plan"). No Title IV Plan is a "multiemployer pension plan" as defined in Section 3(37) of ERISA. Except as disclosed in the Seller Disclosure Schedule, none of the Plans obligates Seller or any of the Seller Subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. Except as disclosed in the Seller Disclosure Schedule, or as required by COBRA, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director or life insurance benefits to any current or former employee, officer or director of Seller or any of the Seller Subsidiaries. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

       (c) Compliance with Applicable Law. Except as disclosed in the Seller Disclosure Schedule, each Plan has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. Seller and the Seller Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and Seller and the Seller Subsidiaries have no knowledge of any default or violation by any party to, any Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of Seller or the Seller Subsidiaries, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, except as disclosed in the Seller Disclosure Schedule, to the knowledge of Seller or the Seller Subsidiaries, no fact or event exists that could give rise to any such action, suit or claim. Except as disclosed in the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation (other than for premiums which have been paid when due) or any material liability under Section 302 of ERISA or Section 412 of the Code that has not been satisfied in full and no condition exists that presents a material risk of incurring any such liability.

       (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
  Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and, except as disclosed in the Seller Disclosure Schedule Seller is not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan. Except as disclosed on the Seller Disclosure Schedule, no trust maintained or contributed by the Seller or any of the Seller Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

       (e) Absence of Certain Liabilities and Events. Except for matters disclosed in the Seller Disclosure Schedule, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Seller and each of the Seller Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would individually or in the aggregate have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole, and, to the knowledge of Seller or the Seller Subsidiaries, no fact or event exists that could give rise to any such liability.

       (f) Plan Contributions. All contributions, premiums or payments required to be made prior to the Effective Time with respect to any Plan have been made on or before the Effective Time.

       (g) Funded Status of Plans and Rights to Terminate. With respect to each Title IV Plan, the present value of all accrued benefits under each such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by each such Plan's actuary with respect to each such Plan did not exceed, as of the most recent valuation date, the then current value of assets of such Plan allocable to each accrued benefit. No provision of any such Plan, nor any amendment thereto, would result in any limitation on Seller or Seller's Subsidiaries rights, or Buyer's request, to terminate each such Plan and to receive any residual amounts under Section 4044 of ERISA.

       (h) Stock Options. Section 2.10(g) of the Seller Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of Seller or any Seller Subsidiary who holds any option to purchase Seller Common Stock as of the date of this Agreement, together with the number of shares of Seller Common Stock subject to such option, the date of grant of such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of
  Section 422(b) of the Code (an "ISO"), and the expiration date of such option.
  Section 2.10(g) of the Seller Disclosure Schedule also sets forth the total number of such ISOs and such non-qualified options.

       (i) Employment Contracts. Except for employment, severance, consulting or other similar contracts with any employees, consultants, officers or directors of Seller or any of the Seller Subsidiaries disclosed in Section 2.10(i) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any such contracts. Neither Seller nor any Seller Subsidiary is a party to any collective bargaining agreements.

       (j) Effect of Agreement. Except as disclosed on the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in conjunction with another event, entitle any current or former employee of Seller or any Seller Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided herein, or accelerate the time of payment or vesting or increase the compensation due any such employee or former employee, in each case, except as expressly provided herein.

  SECTION 2.11 Registration Statement; Proxy Statement/Prospectus. The information supplied by Seller for inclusion in the Registration Statement (as defined in Section 3.10) shall not at the time the Registration Statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied by Seller for inclusion in the proxy statement/prospectus to be sent to the shareholders of Seller in connection with the meeting of Seller's shareholders to consider the Merger (the "Seller Shareholders' Meeting'") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement/Prospectus") shall not at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated herein, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to Seller or any of its affiliates, officers or directors should be discovered by Seller which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Seller shall promptly inform the Company. The Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information about, or supplied or omitted by, the Company which is contained in any of the foregoing documents.

  SECTION 2.12 Title to Property. Seller and each of the Seller Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material

Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole; and all leases pursuant to which Seller or any of the Seller Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Seller or such Seller Subsidiary has not taken adequate steps to prevent such a default from occurring). Substantially all of Seller's and each of the Seller's Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

  SECTION 2.13 Environmental Matters. Except as set forth in Section 2.13 of the Seller Disclosure Schedule, Seller represents and warrants that to the best of Seller's knowledge: (i) each of the Seller, the Seller's Subsidiaries, properties owned or operated by the Seller or the Seller's Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are and have been in compliance with all applicable federal, state and local laws including common law, rules, guidance, regulations and ordinances and with all applicable decrees, orders, judgments, and contractual obligations relating to the environment, health, safety, natural resources, wildlife or hazardous materials which are hereinafter defined as chemicals, pollutants, contaminants, wastes, toxic substances, compounds, products, solid, liquid, gas, petroleum or other regulated substances or materials which are hazardous, toxic or otherwise harmful to health, safety, natural resources, or the environment ("Environmental Laws"), except for violations which, either individually or in the aggregate would not have a Material Adverse Effect on Seller or Seller's Subsidiaries;
(ii) during and prior to the period of (a) the Seller or any of the Seller's Subsidiaries ownership or operation of any of their respective current properties, (b) the Seller or any of the Seller's Subsidiaries participation in the management of any Participation Facility or (c) the Seller's or any of the Seller's Subsidiaries holding of a security interest in a Loan Property, Hazardous Materials have not been generated, treated, stored, transported, released or disposed of in, on, under, above, from or affecting any such property, except where such release, generation, treatment, storage, transportation, or disposal would not have either individually or in the aggregate, a Material Adverse Effect on the Seller or Seller's Subsidiaries;
(iii) there is no asbestos or any material amount ureaformaldehyde materials in or on any property owned or operated by Seller or Seller's Subsidiaries or any Loan Property or Participation Facility and no electrical transformers or capacitors, other than those owned by public utility companies, on any such properties contain any PCB's; (iv) there are no underground or aboveground storage tanks and there have never been any underground or aboveground storage tanks located on, in or under any properties currently or formerly owned or operated by the Seller or any of Seller's Subsidiaries or any Loan Property or Participation Facility; (v) Seller or Seller's Subsidiaries have not received any notice from any governmental agency or third party notifying the Seller or Seller's Subsidiaries of any Environmental Claim; (vi) and there are no circumstances with respect to any properties currently owned or operated by the Seller or any of Seller's Subsidiaries or any Loan Property or Participation Facility that could reasonably be anticipated (a) to form the basis on an Environmental Claim against Seller or Seller's Subsidiaries or any properties currently or formerly owned or operated by the Seller or any of Seller's Subsidiaries or any Loan Property or Participation Facility or (b) to cause any properties currently owned or operated by the Seller or any of Seller's Subsidiaries or any Loan

Property or Participation Facility to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law or require notification to or consent of any Governmental Authority or third party pursuant to any Environmental Law.

  The following definitions apply for purposes of this Section 2.13: (a) "Loan Property" means any property in which the Seller or any of the Seller's Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (b) "Participation Facility" means any facility in which the Seller or any of the Seller's Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property; (c) "Environmental Claims" shall mean any and all administrative, regulatory, judicial or private actions, suits, demands, demand letters, notices, claims, liens, notices of non-compliance or violation, investigations, allegations, injunctions or proceedings relating in any way to (i) any Environmental Law; (ii) any Hazardous Material including without limitation any abatements, removal, remedial, corrective or other response action in connection with any Hazardous Material, Environmental Law or order of a Governmental Authority or (iii) any actual or alleged damage, injury, threat or harm to health, safety, natural resources, wildlife, or the environment, which individually or in the aggregate would have a Material Adverse Effect on Seller or Seller's Subsidiaries; (d) "Governmental Authority" shall mean any applicable federal, state, regional, county or local person or body having governmental authority.

  SECTION 2.14 Absence of Agreements. Neither Seller nor any Seller Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of Seller or of any Seller Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Seller or any Seller Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), or in any manner relates to its capital adequacy, its credit policies or its management, except for those the existence of which has been disclosed to the Company prior to the date of this Agreement, nor has Seller been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed by Seller in Section 2.14 of the Seller Disclosure Schedule.

  SECTION 2.15 Taxes. Seller and the Seller Subsidiaries have timely filed all Material Tax Returns (as defined below) required to be filed by them, and Seller and the Seller Subsidiaries have timely paid and discharged all Material Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns, except such as are being contested in good faith by appropriate proceedings and with respect to which Seller is maintaining reserves adequate for their payment. To the best of the knowledge of Seller, the liability for Taxes set forth on each such Tax Return adequately reflects the Taxes required to be reflected on such Tax Return. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the United States Internal Revenue Service (the "IRS") or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed in the Seller's Disclosure Schedule, to the best knowledge of the Seller, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed, neither Seller nor any of the Seller Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except as otherwise disclosed in the Seller's Disclosure Schedule and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of Seller or any of the Seller Subsidiaries. Except as otherwise disclosed in the Seller's Disclosure Schedule neither Seller nor any of the Seller Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect on Seller or the Seller Subsidiaries, taken as a whole, after the Effective Time. Except as otherwise disclosed in the Seller's Disclosure Schedule, no agreements relating to allocating or sharing of Taxes exist among Seller and the Seller Subsidiaries. Neither Seller nor any of the Seller Subsidiaries has made an election under Section 341(f) of the Code.

  SECTION 2.16 Insurance. Section 2.16 of the Seller Disclosure Schedule lists all material policies of insurance of Seller and the Seller Subsidiaries currently in effect. Neither Seller nor any of the Seller Subsidiaries has any liability for unpaid premiums or premium adjustments not properly reflected on Seller's financial statements included in Seller's Report on Form 10-Q for the quarter ended December 31, 1996.

  SECTION 2.17 Brokers. No broker, finder or investment banker (other than Robert W. Baird and Company, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Prior to the date of this Agreement, Seller has furnished to the Company a complete and correct copy of all agreements between Seller and Robert W. Baird and Company, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

  SECTION 2.18 Tax Matters.

       (a) Neither Seller nor, to the best of Seller's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under
  Section 368(a)(1)(A) of the Code.

       (b) To Seller's knowledge, there is no plan or intention on the part of any Seller Affiliate (as defined below) who will receive Company Common Stock to sell or otherwise dispose of an amount of Company Common Stock to be received in the Merger which would reduce the ownership of Seller's Shareholders in Company Common Stock to a number of shares having in the aggregate a value at the time of the Merger of less than 50 percent of the total value of the Seller Common Stock outstanding immediately prior to the Merger.

  SECTION 2.19 Material Adverse Effect. Since December 31, 1996, there has been no Material Adverse Effect on Seller and the Seller Subsidiaries, taken as a whole.

  SECTION 2.20 Material Contracts. Except as disclosed in the Seller Disclosure Schedule (which may reference other sections of such Schedule) and, except as included as exhibits in the Seller SEC Reports, neither the Seller nor any Seller Subsidiary is a party to or obligated under any contract, agreement or other instrument or understanding which is not terminable by Seller or the Seller Subsidiary without additional payment or penalty within 60 days and obligates Seller or any Seller Subsidiary for payments or other consideration with a value in excess of $100,000, or would require disclosure by Seller pursuant to item 601(b)(10) of Regulation S-K under the Exchange Act.

  SECTION 2.21 Opinion of Financial Advisor. Seller has received the opinion of Robert W. Baird and Company, Inc. on the date of this Agreement to the effect that, as of the date of this Agreement, the consideration to be received in the Merger by Seller's shareholders is fair to Seller's shareholders from a financial point of view, and Seller will promptly, after the date of this Agreement, deliver a copy of such opinion to the Company.

  SECTION 2.22 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Seller Common Stock are entitled to cast is the only vote of the holders of any class or series of Seller capital stock necessary to approve the Merger.

  SECTION 2.23 Options; Employment Agreements. Seller will use all reasonable efforts to cause each holder of an option to purchase Seller Common Stock to, concurrently with the execution of this Agreement, execute an agreement amending the terms of such option in the form of Exhibit 2.23 (an "Option Exercise Agreement"), and to cause each director or officer of Seller who is a party to, or a participant in, the Employment Contract, the Deferred Compensation Plan for Officers, the Nonemployee Director Deferred Compensation Plan or the Nonemployee Director Retirement Plan to execute an agreement amending the relevant contract or agreement as regards that director or officer in the form of Exhibit 2.23. To the extent that Seller is unable to obtain Option Exercise Agreements and amendments to the Employment

Agreement, currently with the execution of this Agreement, Seller shall continue to use all reasonable efforts to obtain such agreements as soon as practicable after the date of this Agreement. As of date hereof, the individuals listed on
Section 2.23 of the Seller Disclosure Schedule have executed Option Exercise Agreements. Seller may waive on behalf of both Seller and the Company any requirement contained in any such agreement restricting the exercise of stock options with respect to no more than 500,000 shares of Seller Common Stock, less the amount, if any, of options for which Option Exercise Agreements have not been executed.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  Except as set forth in the Disclosure Schedule delivered by the Company to Seller prior to the execution of this Agreement (the "Company Disclosure Schedule"), which shall identify exceptions by specific Section references, the Company hereby represents and warrants to Seller that:

  SECTION 3.1 Organization and Qualification; Subsidiaries.

       (a) The Company is a company duly organized, validly existing and in good standing under the laws of the State of Wisconsin and a registered bank holding company under the BHCA. Each subsidiary of the Company (a "Company Subsidiary" or, collectively, "Company Subsidiaries") is a bank or a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or the United States of America. Each of the Company and the Company Subsidiaries have the requisite corporate power and authority and are in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Company Approvals") necessary to own, lease and operate their respective properties and to carry on their respective business as now being conducted, including appropriate authorizations from the Federal Reserve Board, the FDIC, the DFI or the OCC and neither Seller nor any Seller Subsidiary has received any notice of proceedings relating to the revocation or modification of any Seller Approvals, except in each case where the failure to be so organized, existing and in good standing or to have such power, authority, Company Approvals and revocations or modifications would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

       (b) The Company and each Company Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

       (c) A true and complete list of all of the Company Subsidiaries is set forth in Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December

  31, 1996 ("Exhibit 21") previously delivered to Seller. Except as set forth in the Company Disclosure Schedule, the Company and/or one or more of the Company Subsidiaries owns beneficially and of record substantially all of the outstanding shares of capital stock of each of the Company Subsidiaries. Except for the Company Subsidiaries, set forth on said Exhibit 21, the Company does not directly or indirectly own any equity or similar interests in, or any interests convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business, other than in the ordinary course of business, and in no event in excess of 5% of the outstanding equity securities of such entity.

  SECTION 3.2 Articles of Incorporation and By-Laws. The Company has previously furnished to Seller a complete and correct copy of the Company Articles and the Company By-Laws. The Company Articles and Company By-Laws are in full force and effect. The Company is not in violation of any of the provisions of the Company Articles or the Company By-Laws.

  SECTION 3.3 Capitalization.

       (a) The authorized capital stock of the Company consists of (i) 160,000,000 shares of Company Common Stock of which, as of February 28, 1997, 88,921,199 shares were issued and outstanding, 10,573,136 shares were held in treasury, 7,195,993 shares were reserved for issuance pursuant to outstanding employee stock options, 5,775,071 shares were reserved for issuance pursuant to the exchange of the Company Preferred Stock (as defined below) and 1,9922,115 shares were reserved for issuance pursuant to 8 1/2% Convertible Subordinated Notes due 1997; (ii) 5,000,000 shares of Preferred Stock, $1.00 par value ("Company Preferred Stock"), of which 2,000,000 shares of Company Preferred Stock has been designated as Series A Convertible Preferred Stock ("Series A Preferred Stock") and 517,129 of which, as of the date of this Agreement, are outstanding. All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable, except pursuant to Section 180.0622(2)(b) of the WBCL. Except as set forth in clauses (i)-(ii), above, as of the date of this Agreement there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary.

       (b) The shares of Company Common Stock to be issued pursuant to the Merger will, upon issuance in accordance with the provisions of this Agreement, be duly authorized, validly issued, fully paid and non-assessable, except as otherwise provided by Section 180.0622(2)(b) of the WBCL.

  SECTION 3.4 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this

Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Company, including without limitation the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated hereby. This Agreement has been duly and validly executed and delivered by, the Company and constitutes a valid and binding obligation of the Company and assuming the authorization, execution and delivery by the Seller, enforceable against the Company in accordance with its terms, except as enforcement may be limited by laws affecting insured depository institutions, general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

  SECTION 3.5  No Conflict; Required Filings and Consents.

       (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, (i) conflict with or violate the Company Articles or Company By-Laws or the Articles of Incorporation or By-Laws any Company Subsidiary, (ii) conflict with or violate any Laws applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or its or any of their respective properties is bound or affected, except in the case of clause (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

       (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the BHCA, the WBL and the filing and recordation of appropriate merger or other documents as required by Wisconsin law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole.

  SECTION 3.6 Compliance; Permits. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of its or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Company or the Company Subsidiaries, taken as a whole.

  SECTION 3.7 Securities and Banking Reports; Financial Statements.

       (a) The Company and each Company Subsidiary have filed all forms, reports and documents required to be filed with (x) the SEC since December 31, 1996, and as of the date of this Agreement have delivered or made available to Seller, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996, respectively,
  (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since December 31, 1994, (iii) all Reports on Form 8-K filed by the Company with the SEC since December 31, 1994, (iv) all other reports or registration statements (other than Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since December 31, 1994, and (v) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC since December 31, 1994 (collectively, the "Company SEC Reports") and (y) the Federal Reserve Board, the DFI and any other applicable Federal or state securities or banking authorities (all such reports and statements are collectively referred to with the Company SEC Reports as the "Company Reports"). The Company Reports, including all Company Reports filed after the date of this Agreement, (i) were or will be prepared in accordance with the requirements of applicable Law and
  (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports, including any Company SEC Reports filed since the date of this Agreement and prior to or on the Effective Time, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of the Company and the Company Subsidiaries as of the respective dates thereof and the consolidated results of its operations and changes in financial position for the periods indicated, except that any unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount.

       (c) Except (i) for those liabilities that are fully reflected or reserved against on the consolidated statement of condition of the Company included in the Company Form 10-K for the year ended December 31, 1996, (ii) for the liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996, and (iii) as set forth in Section 3.7 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or would reasonably be expected to have, a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

  SECTION 3.8 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since December 31, 1996 to the date of this Agreement, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1996, there has not been
(i) any change in the financial condition, results of operations or business of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of the Company or any of the Company Subsidiaries having a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole,
(iii) any change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any of its assets in any respect, (v) to the date of this Agreement, any entry by the Company or any of the Company Subsidiaries into any commitment or transactions material to the Company and the Company Subsidiaries taken as a whole or (vi) except for repurchases pursuant to the Company's Common Stock repurchase program or for regular quarterly cash dividends of Company Common Stock with usual record and payment dates, to the date of this Agreement, any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any Company Subsidiary.

  SECTION 3.9  Absence of Litigation.

  (a) Except as set forth in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of the Company Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company's Subsidiaries, taken as a whole.

  (b) There is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the

Company Subsidiaries which has had a Material Adverse Effect on the Company and the Company's Subsidiaries, taken as a whole.

  SECTION 3.10 Employee Benefit Plans.

       (a) Compliance with Applicable Laws. Each of the Company's "employee benefit plans" within the meaning of Section 3(3) of ERISA, for the benefit of employees of the Company and the Company Subsidiaries (the "Company Plans") has been operated in all respects in accordance with the requirements of all applicable Law and all persons who participate in the operation of such Company Plans and all Company Plan "fiduciaries" (within the meaning of
  Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable Law, except where such violations of applicable Law would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. The Company and the Company Subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and the Company and the Company Subsidiaries have no knowledge of any default or violation by any party to, any Company Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of the Company or the Company Subsidiaries, threatened with respect to any Company Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company or the Company Subsidiaries, no fact or event exists that could give rise to any such action, suit or claim.

       (b) Qualification of Certain Plans. Each Company Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code (including each trust, established in connection with such a Plan that is intended to be exempt from Federal income taxation under Section 501(a) of the
  Code) has received a favorable determination letter from the IRS (as defined herein) that it is so qualified, and the Company is not aware of any fact or event that has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any Company Plan or the exempt status of any such trust. No trust maintained or contributed to by the Company or any of the Company Subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

       (c) Absence of Certain Liabilities and Events. There have been no prohibited transactions (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Plan. The Company and each of the Company Subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and, to the knowledge of Company or the Company Subsidiaries, no fact or event exists that could give rise to any such liability.

       (d) Plan Contributions. All contributions, provisions or payments required to be made with respect to any Company Plan have been made on or before their due dates.

  SECTION 3.11 Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the registration statement of the Company (the "Registration Statement") pursuant to which the shares of Company Common Stock to be issued in the Merger will be registered with the SEC shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the Proxy Statement/Prospectus shall not, at the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to shareholders, at the time of the Seller's Shareholders' Meeting and at the Effective Time, be false or misleading with respect to any material fact required to be stated therein, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company will promptly inform the Seller. The Registration Statement and the Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information about, or supplied or omitted by, Seller which is contained in any of the foregoing documents.

  SECTION 3.12 Title to Property. The Company and each of the Company Subsidiaries has good and marketable title to all of their respective properties and assets, real and personal, free and clear of all mortgage liens, and free and clear of all other liens, charges and encumbrances except liens for taxes not yet due and payable, pledges to secure deposits and such minor imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole; and all leases pursuant to which the Company or any of the Company Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which the Company or such subsidiary has not taken adequate steps to prevent such a default from occurring). Substantially all of the Company's and each of the Company Subsidiaries' buildings and equipment in regular use have been reasonably maintained and are in good and serviceable condition, reasonable wear and tear excepted.

  SECTION 3.13 Absence of Agreements. Neither the Company nor any of the Company Subsidiaries is a party to any agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter which restricts materially the conduct of its business (including any contract containing covenants which limit the ability of the Company or Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, the Company or any Company Subsidiary may carry on its business (other than as may be required by Law or applicable regulatory authorities)), in any manner relates to its capital adequacy, its credit policies, or its management, except for those the existence of which has been disclosed to Seller prior to the date of this Agreement, nor has the Company been advised that any federal, state, or governmental agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed by the Company in Section 3.14 of the Company Disclosure Schedule.

  SECTION 3.14 Taxes. The Company and the Company Subsidiaries have timely filed all Material Tax Returns (as defined below) required to be filed by them, and Company and the Company Subsidiaries have timely paid and discharged all Material Taxes (as defined below) due in connection with or with respect to the filing of such Tax Returns and have timely paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Seller is maintaining reserves adequate for their payment. For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, charges, fees, levies, and other governmental assessments and impositions of any kind, payable to any federal, state, local or foreign governmental entity or taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and
(iii) interest, penalties and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other governmental entity or taxing authority or agency, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns. Except as otherwise disclosed, to the best knowledge of the Company, neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings or court proceedings, any deficiency or claim for additional Taxes. Except as otherwise disclosed, neither Company nor any of the Company's Subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. Except as otherwise disclosed and except for statutory liens for current taxes not yet due, there are no material tax liens on any assets of Company or any of the Company Subsidiaries. Except as otherwise disclosed neither Company nor any of the Company Subsidiaries has received a ruling or entered into an agreement with the IRS or any other taxing authority that would have a Material Adverse Effect on Company and the Company Subsidiaries, taken as a whole, after the Effective Time. The accruals and reserves for taxes reflected in the Seller Balance Sheet are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles.

Except as otherwise disclosed, no agreements relating to allocating or sharing of Taxes exist among Company and the Company Subsidiaries. Neither Company nor any of the Company Subsidiaries has made an election under Section 341(f) of the Code.

  SECTION 3.15 Brokers. No broker, finder or investment banker (other than Salomon Brothers, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has furnished Seller a complete and correct copy of all agreements between the Company and Salomon Brothers Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

  SECTION 3.16 Tax Matters. Neither the Company nor, to the Company's knowledge, any of its affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a)(1)(A) of the Code.

  SECTION 3.17 Material Adverse Effect. Since December 31, 1996 there has been no Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.


                       ARTICLE IV - COVENANTS OF SELLER

  SECTION 4.1 Affirmative Covenants. Seller hereby covenants and agrees with the Company that prior to the Effective Time, unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, it will and it will cause each Seller Subsidiary to:

       (a) operate its business only in the ordinary course consistent with past practices;

       (b) use all reasonable efforts to preserve intact its business organization and assets, maintain its rights and franchises, retain the services of its officers and key employees and maintain its relationships with customers;

       (c) use all reasonable efforts to maintain and keep its properties in as good repair and condition as at present, ordinary wear and tear excepted;

       (d) use all reasonable efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by it;

       (e) use all reasonable efforts to perform in all material respects all obligations required to be performed by it under all material contracts, leases, and documents relating to or affecting its assets, properties, and business; and

       (f) take such reasonable actions as are requested by the Company to complete the Merger and the Bank Merger, including but not limited to (i) amending the Articles of Incorporation of Seller's Bank Subsidiary, (ii) causing Seller's Bank Subsidiary to enter into an agreement documenting the terms and conditions of the Bank Merger (the "Bank Merger Agreement") and
  (iii) approving the Bank Merger and Bank Merger Agreement as sole shareholder of Seller's Bank Subsidiary.

  SECTION 4.2 Negative Covenants. Except as specifically contemplated by this Agreement, from the date of this Agreement until the Effective Time, Seller shall not do, or permit any Seller Subsidiary to do, without the prior written consent of the Company, any of the following:

       (a) (i) except as required by applicable law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Seller or any Subsidiary of the Seller and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice, and subject to the specific provisions of Annex B, or, except as required by applicable law, increase in any manner the base salary, bonus incentive compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

       (b) (i) except as provided below declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for (A) regular quarterly cash dividends on Seller Common Stock with usual record and payment dates for such dividends with each such dividend at a rate per share of Seller Common Stock not in excess of $.30 and (B) dividends by a Seller Subsidiary to Seller;

            (ii) declare or pay any dividends or make any distributions in any amount on Seller Common Stock in or with respect to the quarter in which the Effective Time shall occur and in which the shareholders of Seller Common Stock are entitled to receive dividends on the shares of Company Common Stock into which the shares of Seller Common Stock have been converted; provided that, it is the intent of this clause (ii) to provide that the holders of Seller Common Stock will receive either the payment of cash dividends on their shares of Seller Common Stock or the payment of cash dividends as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of Seller Common Stock and the payment of a cash dividend as the holders of shares of Company Common Stock received in exchange for the shares of Seller Common Stock pursuant to this Agreement; and if Seller does not declare and pay cash dividends in a particular calendar quarter because of Seller's reasonable expectation that the Effective Time was to have occurred in such calendar quarter wherein the holders of Seller Common Stock would have become entitled to receive cash dividends for such calendar quarter on the shares of Company Common Stock to have been exchanged for the shares of Seller Common Stock pursuant to this Agreement, and the Effective Time does not in fact occur in such calendar quarter, then, as a result thereof, Seller shall be entitled to declare and pay a cash dividend (within the limitations of this clause (ii)) on such shares of Seller Common Stock for such calendar quarter by the declaration and payment of such cash dividends as soon as reasonably practicable after the end of such calendar quarter;

       (c) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations; (ii) merge with or into any other corporation or bank, permit any other corporation or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any substantial portion of the assets, or more than 5% of any class of stock, of any corporation, bank or other business other than in the ordinary course of business and consistent with past practice; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practice; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

       (d) issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of any class of capital stock of Seller or any Seller Subsidiary (including shares held in treasury) or any rights, warrants or options to acquire, any such shares, other than the issuance of Seller Common Stock issuable upon exercise of employee stock options outstanding as of the date of this Agreement or pursuant to Seller Plans, in effect as of the date of this Agreement;

       (e) authorize or permit any of its officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or (i) recommend or endorse any takeover proposal, (ii) participate in any discussions or negotiations with respect to a takeover proposal, or (iii) provide third parties with any nonpublic information relating to any such inquiry or proposal; provided, however, that the Seller may, and may authorize and permit its officers, directors, employees or agents to, provide third parties with nonpublic information, otherwise facilitate any effort or attempt by any third party to make or implement a takeover proposal, recommend or endorse any takeover proposal with or by any third party, and participate in discussions and negotiations with any third party relating to any takeover proposal, if such party's Board of Directors, after having consulted with and considered the advice of outside counsel, has determined in good faith that such actions are necessary for the discharge of the fiduciary duties of the Seller's Board of Directors. The Seller will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Company with respect to any of the foregoing. The Seller will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
  Section 4.2(e). The Seller will notify Company immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Seller. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Seller or any Seller Subsidiary or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Seller or any Seller Subsidiary other than the transactions contemplated or permitted by this Agreement;

       (f) propose or adopt any amendments to its articles of incorporation or by-laws in any way adverse to the Company;

       (g) change any of its methods of accounting in effect at June 30, 1996, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 31, 1996, except as may be required by Law or generally accepted accounting principles;

       (h) change in any material respect any lending, investment, liability management or other material policies concerning the business or operations of Seller or any of the Seller Subsidiaries, except as required by Law, including, without limitation: (i) acquire or sell any contracts for the purchase or sale of financial or other futures or any put or call options, or enter into any hedges or interest rate swaps relating to cash, securities, or any commodities whatsoever or enter into any other derivative transaction;
  (ii) except for transactions disclosed in Section 2.13 of the Seller Disclosure Schedule, sell, assign, transfer, pledge, mortgage or otherwise encumber, or permit any encumbrances to exist with respect to, any of its assets with a value in excess of $100,000 individually, except in the ordinary course of business consistent with past practice; (iii) make any investment with an interest maturity of five years or more except in the ordinary course of business consistent with past practice; (iv) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money, whether or not evidenced by a note, bond, debenture or similar instrument, except in the ordinary course of business consistent with past practice and in no event in excess of $100,000 individually; (v) enter into any agreement with respect to any acquisition of a material amount of assets or securities or any discharge, waiver, satisfaction, release or relinquishment of any material contract rights, liens, encumbrances, debt or claims, not in the ordinary course of business and consistent with past practices and in no event with a value in excess of $200,000 individually; (vi) settle any claim, action, suit, litigation, proceeding, arbitration, investigation or controversy of any kind, for any amount in excess of $250,000, net of any insurance proceeds, or in any manner which would restrict in any material respect the operations or business of Seller or any of the Seller Subsidiaries; (vii) make any capital expenditure, except in the ordinary course and consistent with past practice and in no event in excess of $100,000 individually; or (viii) take any action or fail to take any action which individually or in the aggregate can be expected to have a Material Adverse Effect on the Seller and the Seller Subsidiaries, taken as a whole; and,

       (i) agree in writing or otherwise to do any of the foregoing.

  SECTION 4.3 Letter of Seller's Accountants. Seller shall use its reasonable best efforts to cause to be delivered to the Company "comfort" letters of KPMG Peat Marwick, LLP, Seller's independent public accountants, dated the date on which the Registration Statement shall become effective and the Effective Time, respectively, and addressed to the Company, in a form reasonably satisfactory to the Company and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement and transactions such as those contemplated by this Agreement.

  SECTION 4.4 Access and Information.

       (a) Until the Effective Time and upon reasonable notice, and subject to applicable laws relating to the exchange of information, the Seller shall, and shall cause each Seller Subsidiary to, afford to the Company's officers, employees, accountants, legal counsel and other representatives of Company, access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, Seller shall (and shall cause each Seller Subsidiary to) furnish promptly (as soon as available or received by Seller or any Seller Subsidiary) to the Company (i) a copy of each Seller Report filed by it or received by it (to the extent not prohibited by Law and if so prohibited the Seller shall promptly so notify the Company) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable Laws promptly after such documents are available, (ii) the monthly financial statements of Seller and the Seller Subsidiaries (as prepared by Seller in accordance with its normal accounting procedures) promptly after such financial statements are available without further request by the Company, (iii) a copy of any action, including all minutes, taken by the Board of Directors, or any committee thereof, of Seller and the Seller Subsidiaries and any documents or other materials of any kind provided to such Boards or Committees promptly after such action, minutes, materials or other documents become available without further request by the Company, (iv) a copy of each Tax Return filed by Seller and each Seller Subsidiary for the three most recent years available, a copy of any correspondence received from the IRS or any other governmental entity or taxing authority or agency and any other correspondence relating to Taxes, and any other documents relating to Taxes as the Company may reasonably request, and (v) all other information concerning its business, properties and personnel as Company may reasonably request, other than in each case reports or documents which Seller is not permitted to disclose under applicable law or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

       (b) Unless otherwise required by Law, the parties will hold any such information which is nonpublic in confidence in accordance with the terms of the confidentiality agreements in effect between the parties on the date of this Agreement.

  SECTION 4.5 Update Disclosure; Breaches.

       (a) From and after the date of this Agreement until the Effective Time, Seller shall update the Seller Disclosure Statement on a regular basis by written notice to the Company to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein; provided that, without limiting the Company's rights under Section 4.4, (i) to the extent that any information that would be required to be included in an update under this Section 4.5(a) would have in the past been contained in internal reports prepared by Seller or any Seller Subsidiary in the ordinary course, such update may occur by delivery of such internal reports prepared in accordance with past practice, with appropriate steps taken by Seller to identify relevant information contained therein, and (ii) to the extent that updating required under this Section is unduly burdensome to Seller, Seller and the Company will use their best efforts to develop alternate updating procedures utilizing, wherever possible, existing reporting systems.

       (b) Seller shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

  SECTION 4.6 Affiliates; Tax Treatment. Within thirty (30) days after the date of this Agreement, (a) Seller shall deliver to the Company a letter identifying all persons who are then "affiliates" of Seller, including, without limitation, all directors and executive officers of Seller, for purposes of Rule 145 promulgated under the Securities Act (each a "Seller Affiliate") and (b) Seller shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified by mutual agreement of the parties, such letter to be in a form mutually agreed to by the parties. Seller shall use its reasonable best efforts to obtain from any person who becomes an affiliate of Seller after Seller's delivery of the letter referred to above, and on or prior to the Effective Time, a written agreement substantially in such form as soon as practicable after attaining such status. Seller will use its reasonable best efforts to cause the Merger to qualify as a reorganization under
Section 368(a)(1)(A) of the Code.

  SECTION 4.7 Expenses.

       (a) All Expenses (as defined below) incurred by the Company and Seller shall be borne solely and entirely by the party which has incurred the same, except that the parties shall share equally in the expense of printing and filing the Registration Statement and the Proxy Statement/Prospectus and all SEC and other regulatory filing fees incurred in connection herewith. Notwithstanding the foregoing, the Company shall reimburse Seller for all direct or indirect costs and expenses incurred by Seller related to the Data Processing Conversion (including without limitation any cost related to write-offs, hardware, employee layoffs, equipment purchases and contract termination costs).

       (b) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

  SECTION 4.8 Delivery of Shareholder List. Seller shall arrange to have its transfer agent deliver to the Company or its designee, from time to time prior to the Effective Time, a true and complete list setting forth the names and addresses of the Seller shareholders, their holdings of stock as of the latest practicable date, and such other shareholder information as the Company may reasonably request.

  SECTION 4.9 Loan and Investment Policies. To the extent permitted by applicable law or regulations, the Company and Seller agree to establish, within 30 days of the date of this Agreement at Seller's Bank and any Seller Subsidiaries which make loans, loan and investment policies and procedures designed to insure safe and sound banking practices, which shall remain in effect, except as otherwise agreed in writing by the Company, for the period prior to the Effective Time. To the extent permitted by applicable law or regulations, such policies and procedures shall apply to, among other matters, the following: (i) making or renewing any commitments or loans, or purchase or renewals of any participations in loans, in excess of an amount to be agreed upon; (ii) making, committing to make or renewing any loan to any affiliate of Seller or the Seller Subsidiaries or any family member of such affiliate or any entity in which such affiliate has a material interest; (iii) making any investment or commitment to invest, or making any loan, in excess of an amount to be agreed with respect to any commercial real estate or in or with respect to any commercial real estate development project; or (iv) entering into any contract, lease, or license under which Seller or any Seller Subsidiary will be bound to pay in excess of an amount to be agreed over the life of such agreement or voluntarily committing any act or omission which constitutes a breach or default by Seller or any Seller Subsidiary under any material contract, lease or license to which Seller or any Seller Subsidiary is a party or by which it or any of its properties are bound. To the extent permitted by applicable law or regulations, the Company shall have the right to designate at least two (2) observers to attend all meetings of Seller's (i) Senior Credit Committee, or similar committee at any Seller Subsidiary designated by the Company, and (ii) investment committee or similar committee at any Seller Subsidiary, and

Seller shall ensure that such representatives receive all information given by Seller or its agents to Seller's members of said committees.


                     ARTICLE V - COVENANTS OF THE COMPANY

  SECTION 5.1 Affirmative Covenants. The Company hereby covenants and agrees with Seller that prior to the Effective Time, unless the prior written consent of Seller shall have been obtained and except as otherwise contemplated herein, it will:

       (a) maintain its corporate existence in good standing and maintain all books and records in accordance with accounting principles and practices as utilized in the Company's financial statements applied on a consistent basis; and

       (b) conduct its business in a manner that does not violate any Law, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

  SECTION 5.2 Negative Covenants. Except as set forth in Section 5.2 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement, from the date of this Agreement until the Effective Time, the Company shall not do, or agree to commit to do, or permit any of its subsidiaries to do, without the prior written consent of Seller any of the following:

       (a) solely in the case of Company, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit Company from increasing the quarterly cash dividend on the Company Common Stock;

       (b) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement except, in every case, as may be required by applicable law;

       (c) take or cause to be taken any action which would disqualify the Merger as a tax free reorganization under Section 368 of the Code;

       (d) amend its Articles of Incorporation or By-laws or other governing instrument in a manner which would adversely affect in any manner the terms of the Company Common Stock or the ability of Company to consummate the transactions contemplated hereby;

       (e) enter into any agreement providing for, or otherwise participate in, any merger, consolidation or other transaction in which the Company or any surviving corporation would be required not to consummate the Merger or any of the other transactions contemplated hereby in accordance with the terms of this Agreement, as the case may be; or

       (f) agree to do any of the foregoing.

  SECTION 5.3 Access and Information.

       (a) Until the Effective Time and upon reasonable notice and subject to applicable laws relating to the exchange of information, Company shall, and shall cause each Company Subsidiary to, afford to the Seller's officers, employees, accountants, legal counsel and other representatives of the Seller, access, during normal business hours, to all its properties, books, contracts, commitments and records. Prior to the Effective Time, Company shall (and shall cause each Company Subsidiary to) furnish promptly (as soon as available or received by Company or any Company Subsidiary) to the Seller (i) a copy of each Company Report filed by it or received by it (to the extent not prohibited by Law and if so prohibited, the Company shall promptly so notify the Seller) after the date of this Agreement and prior to the Effective Time pursuant to the requirements of federal or state securities laws, the BHCA, any other federal or state banking laws or any other applicable Laws promptly after such documents are available and (ii) all other information concerning the business, properties and personnel of the Company or the Company Subsidiaries as Seller may reasonably request, other than in each case reports or documents which the Company is not permitted to disclose under applicable law or binding agreement entered in to prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

       (b) Unless otherwise required by Law, the parties will hold any such information which is nonpublic in confidence pursuant to the terms of the confidentiality agreements in effect between the parties on the date of this Agreement.

  SECTION 5.4 Breaches. The Company shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a material breach had such event occurred or been known prior to the date of this Agreement) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Seller and use its best efforts to prevent or promptly remedy the same.

  SECTION 5.5 Stock Exchange Listing. The Company shall use all reasonable efforts to cause the shares of Company Common Stock to be issued in the Merger to be approved for listing on the NASDAQ/NMS prior to the Effective Time.

  SECTION 5.6 Tax Treatment. The Company will use its reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

  SECTION 5.7 Stock Options. (a) At the Effective Time, each option treated as an ISO granted by the Seller (a "Seller Option") to purchase shares of Seller Common Stock which is outstanding and unexercised immediately prior thereto shall be converted automatically into an option to purchase shares of Company Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Seller's 1993 Incentive Stock Option Plan and 1993 Stock Option Plan for Outside Directors (the "Option Plans")).

            (i) The number of shares of Company Common Stock to be subject to the new option shall be equal to the product of the number of shares of Seller Common Stock subject to the original option and the Per Share Stock Consideration, provided that any fractional shares of Company Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

            (ii) The exercise price per share of Company Common Stock under the new option shall be equal to the exercise price per share of Seller Common Stock under the original option divided by the Per Share Stock Consideration, provided that such exercise price shall be rounded up to the nearest cent.

       The adjustment provided herein with respect to any options which are ISOs shall be and is intended to be effected in a manner which is consistent with
  Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Seller shall be deemed to be references to Company.

       (b) Within five days after the Effective Time, Company shall file with the SEC a registration statement on an appropriate form under the Securities Act with respect to the shares of Company Common Stock subject to options to acquire Company Common Stock issued pursuant to Section 5.7(a) hereof, and shall use its best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.

                      ARTICLE VI - ADDITIONAL AGREEMENTS

  SECTION 6.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Seller and the Company shall prepare and file with the SEC the Proxy Statement/Prospectus and registration statement on Form S-4 promulgated under the Securities Act and the Exchange Act (or on such other form as shall be appropriate) relating to the approval of the Merger by the shareholders of Seller and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of Seller in favor of the Merger, unless the Board of Directors of Seller shall have determined in good faith based on advice of counsel that such recommendation would violate its fiduciary duty to Seller's Shareholders.

  SECTION 6.2 Meeting of Seller's Shareholders. Seller shall promptly after the date of this Agreement take all action necessary in accordance with the WBCL and the Seller Articles and the Seller By-Laws to convene the Seller Shareholders' Meeting. Seller shall use its best efforts to solicit from shareholders of Seller proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by the WBCL to approve the Merger, unless the Board of Directors of Seller shall have determined in good faith based on advice of counsel that such actions would violate its fiduciary duty to Seller's Shareholders.

  SECTION 6.3 Appropriate Action; Consents; Filings. Seller and the Company shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain all consents, licenses, permits, waivers, approvals, authorizations or orders required under Law (including, without limitation, all foreign and domestic (federal, state and local) governmental and regulatory rulings and approvals and parties to contracts) required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the BHCA, the WBL and any other applicable federal or state banking laws and (C) any other applicable Law; provided that, the Company and Seller shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller and the Company shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement/Prospectus and the Registration Statement) in connection with the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use all reasonable efforts to take all such necessary action.

  SECTION 6.4 Employee Stock Options and Other Employee Benefit Matters. Annex B hereto sets forth certain agreements with respect to Seller's employee stock options and other employee benefit matters.

  SECTION 6.5  Directors' and Officers' Indemnification and Insurance.

       (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Seller or any of its Subsidiaries (including in his/her role as a fiduciary of the employee benefit plans of the Seller, if applicable) (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Seller, any of the Seller Subsidiaries or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Company shall indemnify and hold harmless, to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel satisfactory to them after consultation with Company; provided, however, that the (1) Company shall have the right to assume the defense thereof and upon such assumption Company shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Company elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Company and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them after consultation with Company, and Company shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Company shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Company shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable; that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.5, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Company thereof, provided that the failure to so notify shall not affect the obligations of Company under this Section 6.5 except to the extent such failure to notify materially prejudices Company. Company's obligations under this Section 6.5 shall continue in full force and effect for a period of six
  (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

       (b) Prior to the Effective Time the Seller shall purchase, and for a period of six (6) years after the Effective Time, Company shall use its best efforts to maintain, directors and officers liability insurance "tail" or "runoff" coverage with respect to wrongful acts and/or omissions committed or allegedly committed prior to the Effective Time. Such coverage shall have an aggregate coverage limit over the term of such policy in an amount no less than the annual aggregate coverage limit under the Seller's existing directors and officers liability policy, and in all other respects shall be at least comparable to such existing policy provided, however, that in no event shall Company be required to expend on an annual basis more than 200% of the current amount expended by the Seller (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if Company is unable to maintain or obtain the insurance called for by this Section 6.5 Company shall use all reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount.

       (c) In the event Company or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Company or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

       (d) The provisions of this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

  SECTION 6.6 Notification of Certain Matters. Seller shall give prompt notice to the Company, and the Company shall give prompt notice to Seller, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of Seller or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  SECTION 6.7 Public Announcements. The Company and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with the National Association of Securities Dealers, Inc.

  SECTION 6.8 Customer Retention. To the extent permitted by law or applicable regulation, Seller shall use all reasonable efforts to assist the Company in its efforts to retain Seller's customers for the surviving corporation. Such efforts shall include making introductions of the Company's employees to such customers, assisting in the mailing of information prepared by the Company and reasonably acceptable to Seller, to such customers and actively participating in any "transitional marketing programs" as the Company shall reasonably request.

  SECTION 6.9 Data Services Conversion. The Company, at the Company's expense (including Seller's costs of terminating any of Seller's data processing contracts, labor costs, equipment purchases and any related write-offs) shall use all reasonable efforts to complete the Data Processing Conversion as soon as practicable after the date of this Agreement. The Seller and the Company agree to negotiate in good faith to enter into a data processing services contract with terms and conditions and costs to the Seller, no less favorable to Seller than Seller's current data processing services contracts. The Company shall be responsible to provide to Seller the appropriate consultants and employees necessary to complete the Data Processing Conversion.

  SECTION 6.10 Incentive Bonus Pool. Promptly following the execution and delivery of this Agreement, Seller will establish a bonus pool equal to $2,400,000 for employees of Seller (the "Bonus Pool"). The Bonus Pool will be used to:

       (1)  incent Seller's employees to retain Seller's customers;

       (2)  incent Seller's employees to attain net income targets; and

       (3) retain key Seller employees during the period prior to the Effective Time.

The Bonus Pool will be administered by a committee of three persons: Dennis J. Kuester, President of the Company, Douglas S. Gordon, Executive Vice President of Seller, and Robert A. Schaefer, President of the Seller, or other Seller employees reasonably acceptable to the Company. The committee will designate participants, set targets and do all other things necessary to administer the Bonus Pool. The committee shall act by the decision of the majority of its members.

  SECTION 6.11.  Seller Share Purchases.   To the extent permitted by law, (a)
before the close of business on the last day of the Valuation Period, Seller shall purchase and retain as treasury shares that number of shares of Seller Common Stock equal to the number of shares of Seller Common Stock, if any, issued pursuant to Seller stock options exercised or otherwise settled between the date hereof and the last day of the Valuation Period, and (b) before the Effective Time, Seller shall purchase and retain as treasury shares that number of shares of Seller

Common Stock equal to the number of shares of Seller Common stock, if any, issued pursuant to Seller stock options exercised or otherwise settled after the last day of the Valuation Period and on or before the Effective Time. Seller shall not be in breach of its obligations with respect to this Section 6.11 if it purchases a de minimus amount of Seller Common Stock in excess of the amount required to be purchased.


                       ARTICLE VII - CONDITIONS OF MERGER

  SECTION 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

       (a) Effectiveness of the Registration Statement. The Registration Statement shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall, on or prior to the Effective Time, have been initiated or, to the knowledge of the Company or Seller, threatened by the SEC.

       (b) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the shareholders of Seller.

       (c) Federal Reserve Board. The Merger shall have been approved by the Federal Reserve Board, which approval shall not contain any materially burdensome condition that would significantly adversely affect the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approval shall have been satisfied and all waiting periods relating to such approval shall have expired.

       (d) DFI. The Merger and the Bank Merger shall have been approved by DFI, which approval shall not contain any materially burdensome condition that would significantly adversely affect the Company, all conditions required to be satisfied prior to the Effective Time imposed by the terms of such approvals shall have been satisfied and all waiting periods relating to such approval shall have expired.

       (e) No Order. No federal or state governmental or regulatory authority or other agency or commission, or federal or state court of competent jurisdiction, shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect restricting, preventing or prohibiting consummation of the transactions contemplated by this Agreement.

  SECTION 7.2 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

       (a) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement, without giving effect to any update to the Seller Disclosure Schedule or notice to the Company under
  Section 4.5 or 6.7, shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Seller. Company shall have received a certificate signed on behalf of the Seller by the Chief Executive Officer and the Chief Financial Officer of the Seller to the foregoing effect.

       (b) Agreements and Covenants. The Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

       (c) Consents Obtained. All Seller Approvals and all filings required to be made by Seller for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Seller, except those for which failure to obtain such Seller Approvals or make such filings would not individually or in the aggregate, have a Material Adverse Effect on Seller and Seller Subsidiaries, taken as a whole.

       (d) No Challenge. There shall not be pending any action, proceeding or investigation before any court or administrative agency or by a government agency (i) challenging or seeking material damages in connection with, the Merger or the conversion of Seller Common Stock into Company Common Stock pursuant to the Merger or (ii) seeking to restrain, prohibit or limit the exercise of full rights of ownership or operation by the Company or the Company Subsidiaries of all or any portion of the business or assets of Seller, which in either case is reasonably likely to have a Material Adverse Effect on either Seller and the Seller Subsidiaries, taken as a whole, or the Company and the Company Subsidiaries, taken as a whole.

       (e) Tax Opinion. An opinion of Godfrey & Kahn, S.C., independent counsel to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and the Bank Merger will be treated for federal income tax purposes as reorganizations within the meaning of Section 368(a) of the Code, and accordingly that no gain or loss will be recognized by Seller or the Bank as a result of the Merger and the Bank Merger, respectively. In rendering such opinion, Godfrey & Kahn may require and rely upon representations and covenants contained in certificates of officers of the Company, the Bank, Seller, the Seller's Bank, and others.

       (f) Comfort Letters. The Company shall have received from KPMG Peat Marwick, LLP the "comfort" letters referred to in Section 4.3.

       (g) No Material Adverse Changes. Since the date of the Agreement, there has not been any change in the financial condition, results of operations or business of the Seller and the Seller Subsidiaries, taken as a whole, that either individually or in the aggregate would have a Material Adverse Effect on the Seller and the Seller Subsidiaries taken as a whole. The Company shall have received a certificate of the President and the Chief Financial Officer of the Seller to that effect.

  SECTION 7.3 Additional Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is also subject to the following conditions:

       (a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement, without giving effect to any notice to Seller under Section 5.4 or 6.6, shall be true and correct in all respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, as though made on and as of the Effective Time; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause, no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause, such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a Material Adverse Effect on the Company. The Seller shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

       (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

       (c) Consents Under Agreements. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by the Company for the authorizations, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where failure to obtain any consents, waivers, approvals, authorizations or orders required to be obtained or any filings required to be made would not have a Material Adverse Effect on the Company and the Company Subsidiaries, taken as a whole.

       (d) Federal Tax Opinion. The Seller shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to the Seller, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly, for federal income tax purposes:

            (i) No gain or loss will be recognized by the Seller as a result of the Merger;

            (ii) No gain or loss will be recognized by the shareholders of the Seller who exchange all of their Seller Common Stock solely for Company Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Company Common Stock); and

            (iii) The aggregate tax basis of the Company Common Stock received by shareholders who exchange all of their Seller Common Stock solely for Company Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Seller Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

       In rendering such opinion, the Seller's Counsel may require and rely upon representations and covenants contained in certificates of officers of Company, the Bank, the Seller, the Seller's Bank and others.


                           ARTICLE VIII - INDUCEMENT

  SECTION 8.1  Inducement.

  (a) As a condition and inducement to the Company's willingness to enter into and perform its obligations under this Agreement, unless a Nullifying Event (as such term is defined below) shall have occurred and be continuing at the time the Agreement is terminated, in the event that (i) this Agreement is terminated pursuant to Article IX hereof (regardless of whether such termination is by Company or Seller), (ii) prior to or concurrently with such termination a Trigger Event (as such term is defined below) shall have occurred, and (iii) prior to, concurrently with or within 18 months after such termination an Acquisition Event (as such term is defined below) shall have occurred, Seller shall pay to Company a cash fee of $30 million. Such fee shall be payable in immediately available funds on or before the second business day following the Acquisition Event. In addition, in the event that (i) this Agreement is terminated pursuant to Article IX hereof (regardless of whether such termination is by the Company or Seller) and (ii) a Trigger Event has occurred, Seller shall pay to the Company its reasonable out-of-pocket expenses related to this transaction in an aggregate amount not to exceed $2,500,000 in immediately available funds on or before the second business day following such termination of this Agreement.

  (b) As used herein, a "Trigger Event" shall mean the occurrence of any of the following events:

       (i) Seller's Board of Directors shall have failed to approve or recommend this Agreement or the Merger or shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of this Agreement or the Merger, or shall refuse to reaffirm its approval or recommendation upon the Company's reasonable request, or shall have resolved or publicly announced an intention to do any of the foregoing;

       (ii) Seller or any Significant Subsidiary (as such term is defined below), or the Board of Directors of Seller or a Significant Subsidiary, shall have recommended to the stockholders of Seller any Acquisition Proposal (as such term is defined below) or shall have entered into an agreement with respect to, or authorized, approved, proposed or publicly announced its intention to enter into, any Acquisition Proposal;

       (iii) this Agreement or the Merger shall not have been approved at a meeting of Seller stockholders which has been held for that purpose prior to termination of this Agreement in accordance with its terms, if prior thereto it shall have been publicly announced that any person (other than the Company or any Company Subsidiary) shall have made, or disclosed an intention to make, an Acquisition Proposal;

       (iv) any person (together with its affiliates and associates) or group (as such terms are used for purposes of Section 13(d) of the Exchange Act) (other than the Company and the Company Subsidiaries) shall have acquired beneficial ownership (as such term is used for purposes of Section 13(d) of the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the then outstanding shares of the stock then entitled to vote generally in the election of directors of Seller or any Significant Subsidiary; or

       (v) following the making of an Acquisition Proposal, Seller shall have willfully breached any covenant or agreement contained in this Agreement such that Company would be entitled to terminate this Agreement under Section 9.1(a)(ii) (without regard to any grace period provided for therein) unless such breach is promptly cured without jeopardizing consummation of the Merger pursuant to the terms of this Agreement.

  (c) As used herein, "Acquisition Event" shall mean the consummation of any event described in clauses (A), (B) or (C) in the definition of "Acquisition Proposal," except that the percentage reference contained in clause (C) of such definition shall be 50% instead of 20%.

  (d) As used herein, "Acquisition Proposal" shall mean any (i) publicly announced proposal, (ii) regulatory application or notice (whether in draft or final form), (iii) agreement or understanding, (iv) disclosure of an intention to make a proposal, or (v) amendment to any of the foregoing, made or filed on or after the date hereof, in each case with respect to any of the following transactions with a counterparty other than the Company or any Company Subsidiary: (A) a merger or consolidation, or any similar transaction, involving Seller or any Significant Subsidiary (other than mergers, consolidations, or any similar transactions involving solely Seller and/or one or more wholly owned Subsidiaries of Seller and other than a merger or consolidation as to which the common shareholders of Seller immediately prior thereto in the aggregate own at least 70% of the common stock of the publicly held surviving or successor corporation (or any publicly held ultimate parent company thereof) immediately following consummation thereof); (B) a purchase, lease or other acquisition of all or substantially all of the assets or deposits of Seller or any Significant Subsidiary; or (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 20% or more of the voting power of Seller or any Significant Subsidiary.

  (e) As used herein, "Nullifying Event" shall mean any of the following events occurring and continuing at a time when Seller is not in material breach of any of its covenants or agreements contained in the Agreement; (i) the Company shall be in breach of any of its covenants or agreements contained in the Agreement such that Seller shall be entitled to terminate the Agreement pursuant to
Section 9.1(iii) (without regard to any grace period provided for therein), or
(ii) the Board of Directors of the Company shall have failed to approve or recommend the Merger or the transactions contemplated hereby or shall have withdrawn, modified or changed in any manner adverse to Seller its approval or recommendation of the Merger or the transactions contemplated hereby or shall have resolved or publicly announced its intention to do any of the foregoing.

  (f) As used herein, "Significant Subsidiary" shall mean a "significant subsidiary," of Seller as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.


                ARTICLE IX - TERMINATION, AMENDMENT AND WAIVER

  SECTION 9.1  Termination.

       (a) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller:

            (i) by mutual consent of the Company and Seller by a vote of a majority of the members of the entire Board of Directors;

            (ii) by either Company or Seller if any approval of the stockholders of the Seller required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

            (iii) by Seller or the Company (A) if there has been a breach in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have been breached in any respect) of any representation, warranty, covenant or agreement on the part of Seller, on the one hand, or the Company, on the other hand, set forth in this Agreement, or (B) if any representation or warranty of Seller, on the one hand, or the Company, on the other hand, shall be discovered to have become untrue in any material respect (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall have become untrue in any respect), in either case which breach or other condition has not been cured within 30 business days following receipt by the nonterminating party of notice of such breach or other condition, or which breach by its nature, cannot be cured prior to Closing; provided, however, neither party shall have the right to terminate this Agreement pursuant to this Section 9.1(a)(iii) unless the breach of any representation or warranty (but not breaches of covenants or agreements), together with all other such breaches, would entitle the party receiving such representation or warranty not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of a representation or warranty by the Seller) or Section 7.3(a) (in the case of a breach of a representation or warranty by Company); and, provided further this Agreement may not be terminated pursuant to this clause
       (iii) by the breaching party or party making any representation or warranty which shall have become untrue in any material respect;

            (iv) by either the Company or Seller if any permanent injunction preventing the consummation of the Merger shall have become final and nonappealable;

            (v) by either the Company or Seller if the Merger shall not have been consummated by December 31, 1997, for a reason other than the failure of the party seeking termination to comply with its obligations under this Agreement; provided that if the Merger shall not have been consummated by December 31, 1997 as a result of proceedings of a governmental authority or litigation then the date on which either the Company or the Seller may terminate this Agreement under this Section 9.1(a)(v) shall be extended to the earlier of (A) the elapse of a reasonable period of time necessary to consummate the Merger following the final termination of proceedings of a governmental authority or (B) April 30, 1998;

            (vi) by either the Company or Seller if the Federal Reserve Board has denied approval of the Merger, and neither the Company nor Seller has, within 30 days after the entry of such order denying approval, filed a petition seeking review of such order as provided by applicable law; or

            (vii) by the Seller, if both of the conditions in (A) and (B) below exist on the day preceding the anticipated Effective Time and the Company has not elected to cure such conditions as set forth in (D) below:

                  (A) the average of the daily closing price of a share of Company Common Stock as reported on the consolidated tape of the NASDAQ/NMS during the period of 10 trading days ending at the close of the third trading day immediately preceding the Effective Time (the "Company Average Price") is less than 80% of the average of the final bid and asked price on 10 trading days ending on the day immediately prior to signing; and

                  (B) the number obtained by dividing the Company Average Price by the average closing price of Company Common Stock as reported on the consolidated tape of the NASDAQ/NMS for the 10 trading days immediately preceding the public announcement of this Agreement is less than the number obtained by dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and subtracting .15 from such quotient.

                  (C)  For purposes of this Section 9.1(vii):

                       (1) The "Index Group" shall mean all of those companies listed on Exhibit 9.1 the common stock of which is publicly traded and as to which there is no pending publicly announced proposal at any time during the period of 10 trading days ending at the end of the third trading day immediately preceding the Effective Time for such company to be acquired or to acquire another company or with respect to any other extraordinary transaction or event (other than any transaction contemplated in Section 9.1(vii)(C)(4));

                       (2) The "Initial Index Price" shall mean the average of the per share closing prices of the common stock of the companies comprising the Index Group (weighted in accordance with the weighting factor set forth on Exhibit 9.1), as reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, for the 10 trading days immediately preceding the public announcement of this Agreement;

                       (3) The "Final Price" of any company belonging to the Index Group shall mean the average of the daily closing sale prices of a share of common stock of such company, as reported in the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 10 trading days ending at the end of third trading day immediately preceding the Effective Time;

                       (4) The "Final Index Price" shall mean the average of the Final Prices for all of the companies comprising the Index Group. If the Company or any company belonging to the Index Group declares a stock dividend or effects a reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Effective Time, the closing prices for the common stock of such company shall be appropriately adjusted for the purposes of the definitions above so as to be comparable to the closing price on the date of this Agreement;

                  (D) The Company shall have the right, but not the obligation, to increase the Stock Amount in a manner such that the conditions set forth in either (A) or (B), above, shall be deemed not to exist. For purposes hereof, the condition set forth in (A) above shall be deemed not to exist if the Stock Amount is increased so that the Stock Amount (as increased) multiplied by the Valuation Period Market Value is not less than $375,971,980 (i.e. $31.20 multiplied by the initial Stock Amount). For purpose hereof, the condition set forth in (B), above, shall be deemed not to exist if the Stock Amount is increased in an amount such that if the Company Average Price (for purposes of (B), above) were equal to the Company Average Price (as previously calculated) plus the Adjustment Amount (as defined below), the condition set forth in (B) above would not exist. The Adjustment Amount shall equal (x) the product of the Company Average Price (as previously calculated) and the number of shares by which the Stock Amount is increased, divided by (y) the Stock Amount (prior to such increase).

  SECTION 9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and all rights and obligations of any party hereto shall cease except: (i) as set forth in Section 10.1 of this Agreement and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement or shall restrict either party's rights in the case thereof.

  SECTION 9.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the shareholders of Seller, no amendment may be made, without further approval of such shareholders which would reduce the amount or change the type of consideration into which each share of Seller Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

  SECTION 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                        ARTICLE X - GENERAL PROVISIONS

  SECTION 10.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VIII, except that the agreements set forth in Article I and Sections 6.4 and 6.5 shall survive the Effective Time and those set forth in Sections 4.4(b), 4.7, 5.3(b), 8.1 and Article X hereof shall survive termination indefinitely.

  SECTION 10.2 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of each of Sections 4.4(b) and 5.3(b) and Section 6.5 of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of
Section 4.4(b), and of Section 5.3(b) and Section 6.5 of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  SECTION 10.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be effective upon receipt:

  (a) If to the Company:

  Marshall & Ilsley Corporation
  770 North Water Street
  Milwaukee, Wisconsin  53202
  Telecopier: (414)  764-7788
  Attention: Gordon H. Gunnlaugsson

  With a copy to:

  Godfrey & Kahn, S.C.
  780 North Water Street
  Milwaukee, Wisconsin  53202
  Telecopier: (414)  273-5198
  Attention: Kenneth C. Hunt

  (b) If to Seller:

  Security Capital Corporation
  184 West Wisconsin Avenue
  Milwaukee, Wisconsin  53201
  Telecopier: (414) 277-6406
  Attention: Roger D. Kamin

  With a copy to:

  Skadden, Arps, Slate, Meagher & Flom LLP
  919 Third Avenue
  New York, New York  10022
  Telecopier: (212) 735-2000
  Attention: Fred B. White III, Esq.

  SECTION 10.4 Certain Definitions.  For purposes of this Agreement, the term:

       (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which any person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

       (b) "beneficial owner," with respect to any Shares, means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

       (c) "business day" means any day other than a day on which banks in Wisconsin are required or authorized to be closed;

       (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

       (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act); and

       (f) "subsidiary" or "subsidiaries" of Seller, the Company, the Surviving Corporation, or any other person, means any corporation, partnership, joint venture or other legal entity of which Seller, the Company, the Surviving Corporation or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

  SECTION 10.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  SECTION 10.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

  SECTION 10.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, other than the confidentiality agreement, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

  SECTION 10.8 Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that the Company may assign all or any of its rights hereunder and thereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

  SECTION 10.9 Parties in Interest. This Agreement (including Annex B hereto) shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than (i) Section 6.5 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties) and (ii) Section 5.7, Section 6.4 and Annex B (which are intended to be for the benefit of the directors, officers and employees of the Seller and the Seller Subsidiaries and may be enforced by such persons).

  SECTION 10.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

  SECTION 10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

  IN WITNESS WHEREOF, the Company and Seller have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       SECURITY CAPITAL CORPORATION


                                       By: /s/ William G. Schuett, Sr.
                                           -------------------------------------
                                           William G. Schuett, Sr.
                                           President and Chief Executive Officer


                                       MARSHALL & ILSLEY CORPORATION


                                       By: /s/ James B. Wigdale
                                           -------------------------------------
                                           James B. Wigdale
                                           Chairman of the Board and Chief
                                           Executive Officer

                                                                         ANNEX B
                                                                         -------


                           EMPLOYEE BENEFIT MATTERS
                           ------------------------

     1. Conduct of Business Between Date of Signing the Agreement and the Effective Time. Between the date of signing of the Agreement and the Effective Time (i) there will be no increases in base salary for the employees of Seller or Seller Subsidiaries who have Employment Agreements; (ii) other employees may receive increases in base salary and bonuses in the ordinary course of business consistent with past practice, subject to Paragraph 14 hereof; (iii) no new programs or agreements providing compensation for employees or directors will be adopted, existing programs or agreements will not be amended or modified except as provided herein or in Agreements executed by employees and/or directors in connection herewith, and no further grants or awards will be made under existing programs or agreements except as explicitly provided herein; (iv) no new employment agreements will be granted and the existing Employment Agreements will not be amended except as provided herein or in the Agreements executed by employees contemporaneously herewith; (v) no new elections may be made to defer compensation for fiscal 1998; (vi) Seller contributions to its 401(k) plan will not be in excess of a percentage level consistent with prior Seller contributions; and (vii) Seller or Seller Subsidiaries will only pay severance to those employees who are terminated by their employer and then only in amounts and for a period consistent with past practice of the employer.

     2. General.

          (a) Those individuals who are employed by the Seller and the Seller Subsidiaries as of the Effective Time and who remain, at the Company's discretion, employees of the Company or its subsidiaries following the Effective Time shall be referred to hereinafter as "Affected Employees".

          (b) The Company will give Affected Employees full credit for their prior service with the Seller or the Seller Subsidiaries or any subsidiary of the Seller or the Seller Subsidiaries (i) for purposes of eligibility and vesting under any qualified or nonqualified retirement or profit sharing plans or vacation plans or arrangements maintained by the Company and (ii) for purposes of eligibility under any welfare benefit plans maintained by the Company. Notwithstanding anything contained in this Annex or the Merger Agreement to the contrary, for purposes of the Company's retiree health plan, Affected Employees will be given access to the retiree health plan if they meet the eligibility criteria for the plan, but the cost of health insurance under the plan will be borne 100% by the Affected Employees with no subsidy by the Company.

          (c) The Company will, or will cause the Seller or the Seller Subsidiaries to, waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time.

     3. Pension Plan and 401(k) Plan. Seller's qualified pension plan will be frozen on December 31, 1997 with full vesting as of the Effective Time and may be terminated at the discretion of the Company. Accounts in the 401(k) plan of participants who are employed at the Effective Time by the Seller or Seller Subsidiaries will be fully vested as of the Effective Time. The Company reserves the right thereafter to merge or terminate the 401(k) plan.

     4. Merger as Change in Control. The Merger will constitute a change in control for the purposes of all qualified and non-qualified plans and employment agreements of Seller and Seller Subsidiaries, including, but not limited to, the Seller's Change in Control Severance Plan hereinafter described.

     5. Employment Agreements. The Employment Agreements for six executives of the Seller are being contemporaneously amended by execution of Agreements between the Executive, Seller, Seller's bank subsidiary and the Company in the form attached to the Merger Agreement. An Employment Agreement with one (1) officer containing the provisions described above will be reinstated with a term ending on December 31, 1997.

     6. Employee Benefits. Except as provided in Paragraphs 7, 12 and 17 hereof, Affected Employees will be integrated into the welfare and employee benefit plans of the Company, including health, dental, group term life insurance, tuition reimbursement, long-term disability and qualified employee benefit plans, as of January 1, 1998. Seller's welfare benefit plans shall continue in force until December 31, 1997. Company reserves the right, at any time and from time to time, to modify or amend, in whole or in part, any or all provisions of such plans, except to the extent otherwise provided in this Annex.

     7. Severance Plan. The Seller's Change in Control Severance Plan (a) will govern terminations of employment which occur within two years following the Effective Time (as modified in this Paragraph 7), except for (i) employees who have in effect an Employment Agreement discussed in Section 5 of this Annex B and (ii) other employees of Seller or Seller Subsidiaries who have employment agreements unless they waive all rights to compensation, profit percentages, rights of first refusal and severance under those employment agreements and (b) will contain provisions consistent with this Paragraph 7. In the case of an employee of Seller or any Seller Subsidiary whose employment is terminated between the eighteen-month and second anniversaries of the Effective Time, such employee's entitlement to severance for a period under the grid previously provided to the Company by the Seller and attached hereto will be reduced by two months for every one month which elapses from the eighteen-month anniversary of the Effective Time to the date of termination until the severance period is reduced to that contained in the Company's severance plan for comparable classes of employees. For example, if an employee would be entitled to 24 months under the grid, if the employee were terminated in the nineteenth month after the Effective Time, he would be entitled to 22 months of severance. In all events, the amount, including the cost of benefits, to which each terminated employee is entitled under Seller's severance plan will not exceed the amount contained in the Change in Control Severance Benefits schedule provided to Company by Seller dated March 7, 1997. Seller will provide a copy of such schedule to the Company which contains the name of each employee. The Seller's Change in Control Severance Plan will also be consistent with the following: (i) severance is only payable if the Company terminates the employee from his current position and does not offer him a position with comparable pay and benefits at a location no greater than 25 miles from the location where he is currently employed; (ii) the amount of severance is determined according to the attached grid prepared by Seller ONLY IF the employee signs a complete and permanent release of all claims arising out of his employment, including age discrimination, and does not revoke the release within the statutory period for revocation; (iii) health and dental continuation for the severance term will be under COBRA, but for no shorter period than for the severance term; (iv) long-term disability eligibility ends on date of termination of employment; (v) if the employee obtains other employment, each severance payment is reduced by 50%, except that if the new job is with the Company or an affiliate, severance stops on the first day of employment; and (vi) severance pay does not count for purposes of determining benefits under any other qualified or nonqualified plans. After the expiration of Seller's Change in Control Severance Plan, employees will be eligible to be considered under the Company's regular severance plan. To the extent that Seller's Change in Control Severance Plan is not consistent with the provisions hereof, it shall be amended by Seller's Board no later than the Effective Time.

     8. Rabbi Trusts. The rabbi trust which funds the Seller's SERP may be amended to provide that upon a change in control, an obligation will be triggered to (a) fund the trust at a level equal to at least 110% of accrued pension benefits and (b) revalue the accrued pension benefits annually and deposit the amount necessary to maintain funding at the 110% level. Also, the Nonqualified Deferred Compensation Trust may be amended to provide that upon a change in control, an obligation will be triggered to (a) fund the trust at a level equal to at least 100% of accrued benefits and (b) revalue the accrued benefits annually and deposit the amount necessary to maintain funding at the 100% level.

     9. Deferred Compensation Plan for Officers. The Deferred Compensation Plan for Officers and any similar deferred compensation arrangements shall be amended (with the consent of participants given as of the time of execution of the Merger Agreement) (a) to clarify that the excess ESOP allocation formula will apply only to regular allocations made on the basis of compensation, and will not apply to allocations based on account balances, as described in Paragraph 11(b)(iii) of this Annex B, (b) to provide for the payment of that portion of a participant's benefits otherwise scheduled to be made in 1997 on the earlier of the payment date otherwise elected by the participant or the date which is one week prior to the scheduled Effective Time,
(c) to provide that no amendment (other than the amendments described in this paragraph) may be made to the Deferred Compensation Plan for Officers or such similar deferred compensation arrangements which would serve to accelerate the payment of benefits or decrease the rate of interest under such plan or arrangements, and (d) to clarify that, regardless of when the Effective Time falls within the plan year, proportional allocation of the Company's matching contribution under the Deferred Compensation Plan for Officers shall occur. In addition, rules may be adopted and implemented under the Deferred Compensation Plan for Officers or other similar deferred compensation arrangements which authorize the Administrative Committee to allow each participant to make a new, irrevocable election to confirm or deny such participant's previous election to defer amounts in respect of calendar year 1997 which have not yet been earned and payable. In addition, the Deferred Compensation Plan for Officers shall be amended (with the consent of participants given as of the time of execution of the Merger Agreement) to provide that (a) participants will be given an election, with respect to the treatment of their stock accounts, which is the same as the election being given to shareholders of the Seller pursuant to the Merger Agreement; (b) to the extent necessary to conform to a participant's election, any cash credited to the participant's account will be converted into additional shares of stock of the Company based upon the trading price of said stock; and (c) any cash credited to the participant's account pursuant to a cash election will be credited thereafter with an interest rate equal to Moody's Average Corporate Bond Yield Index.

     10. Non-Employee Director Deferred Compensation Plan. Seller's Non-Employee Director Deferred Compensation Plan may be amended (a) to provide for the payment of that portion of a participant's benefit otherwise scheduled to be made in 1997 on the earlier of the payment date otherwise elected by the participant or the date which is one week prior to the scheduled Effective Time,
(b) to provide that no amendment (other than the amendments described in this paragraph) may be made to the Non-Employee Director Deferred Compensation Plan which would serve to accelerate the payment of benefits or decrease the rate of interest under such plan and (c) to clarify that, regardless of when the Effective Time falls within the plan year, proportional allocation of the Company's matching contribution under the Non-Employee Director Deferred Compensation Plan shall occur. In addition, rules may be adopted and implemented under the Non-Employee Director Deferred Compensation Plan which authorize the Administrative Committee to allow each participant to make a new, irrevocable election to confirm or deny such participant's previous election to defer amounts in respect of calendar year 1997 which have not yet been earned and payable. In addition, the Non-Employee Director Deferred Compensation Plan shall be amended (with the consent of participants given as of the time of the execution of Merger Agreement) as described in the last sentence of paragraph 9 hereof.

     11. ESOP. (a) As of the day (the "Contribution Date") immediately prior to the Effective Time, the Seller shall make a contribution to the Seller's Employee Stock Ownership Plan (the "ESOP") equal to the aggregate contribution that would have been made pursuant to Section 5(b) of the ESOP in respect of the then current Plan Year multiplied by a fraction (the "Fraction"), the numerator of which is the number of days in the current Plan Year through and including the Effective Time and the denominator of which is 365, and shall cause the Trustee of the ESOP to use the full amount of such contribution promptly to repay a portion of the outstanding ESOP indebtedness. As a result of the aforementioned contribution and repayment, the Seller shall take such action as may be necessary or appropriate to cause shares of the Seller's stock to be released (as of the Contribution Date) from the suspense account maintained under the ESOP and allocated (as of the Contribution Date) to the accounts of each Participant (as defined in the ESOP) who would be entitled to an allocation for the then current Plan Year if (i) the Contribution Date were an Anniversary Date (as defined in the ESOP) and (ii) the 1,000 Hour of Service requirement set forth in Section 4 of the ESOP were multiplied by the Fraction; such allocation shall be effected in accordance with the ratio of (1) the Covered Compensation (as defined in the ESOP) of such Participant for the portion of the Plan Year through the end of the last payroll period commencing prior to the Contribution Date to (2) the aggregate Covered Compensation through the end of the last payroll period commencing prior to the Contribution Date of all Participants entitled to such allocation.

          (b) The Company and Seller agree to take such action as may be necessary or appropriate:

               (i) to cause the ESOP to terminate as of the Effective Time and for all Account balances to become fully vested and nonforfeitable as of such date;

               (ii) to cause the Trustee of the ESOP to sell, from the suspense account maintained under the ESOP, shares of stock of the Company with an aggregate value equal to the remaining outstanding ESOP indebtedness, after giving effect to the repayment described in paragraph (a) hereof, and to use the proceeds of such sale to repay in full all such outstanding ESOP indebtedness;

               (iii) to cause those shares of stock of the Company (and any cash) remaining in the suspense account maintained under the ESOP, after giving effect to the aforementioned sale (the "Remaining Shares"), to be allocated in the following manner: (A) that portion of the Remaining Shares which, if allocated, would be treated as an "annual addition" within the meaning of Section 415 of the Code (without regard to the limitations thereof) shall be allocated among all Participants who were actively employed by the Seller or Seller Subsidiaries as of January 1, 1997 in proportion to the number of shares allocated to such Participants' ESOP Accounts as of the Effective Time (or, in the case of a Participant whose employment with the Seller and Seller Subsidiaries terminates between January 1, 1997 through and including the day prior to the Effective

     Time, the number of shares allocated to such Participant's ESOP Account as of December 31, 1996). That portion of the Remaining Shares allocated under this clause (A) which is in excess of a Participant's limitation under
     Section 415(c) of the Code (the "Excess Allocations") shall be deemed to have been allocated under a plan not qualified under Section 401(a) of the Code, and such Excess Allocations shall not be subject to the provisions of
     Section 401(a)(31) of the Code described in subparagraph (iv) hereof; and
     (B) that portion of the Remaining Shares which, if allocated, would not be treated as an "annual addition" within the meaning of Section 415(c) of the Code shall be allocated among all Participants in proportion to the number of shares allocated to such Participants' ESOP Accounts as of the Effective Time (or, in the case of a Participant whose employment with the Seller and Seller Subsidiaries terminates between January 1, 1997 through and including the day prior to the Effective Time, the number of shares allocated to such Participant's ESOP Account as of December 31, 1996), without taking into account the allocations made under clause (A) above; and

               (iv) for the account balances of all Participants to be distributed in a lump sum (or transferred in accordance with Section 401(a)(31) of the Code, except as provided in subparagraph (iii) above) as soon as practicable following the later of (A) the Effective Time or (B) the date of receipt of a favorable determination letter from the Internal Revenue Service (the "Service") regarding the qualified status of the ESOP upon its termination.

     (c) As soon as practicable after the date hereof, the Seller shall file a request for an advance determination letter from the Service regarding the continued qualified status of the ESOP upon its termination, and the parties hereby agree to cooperate fully in all matters pertaining to such filing (including, but not limited to, making such changes to the ESOP and the proposed allocations described herein as may be requested by the Service as a condition to its issuance of a favorable determination letter). If, despite the Seller's attempt to obtain such a favorable determination letter, the Service does not permit all or any portion of the Remaining Shares to be allocated as of the Effective Time as contemplated hereby, the parties hereby agree to take such action as may be necessary to allocate the Remaining Shares (or amounts attributable thereto) as rapidly as possible among participants in the ESOP in such other manner as is consistent with meeting their respective fiduciary duties under ERISA and with obtaining the Service's determination that the ESOP retains its qualified status upon its termination; provided, however, that no such action shall create any liability for the Company to make any contributions to the ESOP or to provide any replacement benefits to Participants outside the ESOP. In all events, it is the Company's intention that the participants in the ESOP will receive the entire benefit of the Remaining Shares which are unallocated after application of the above provisions.

     12. SERP. Notwithstanding paragraph 6 hereof, the Seller's SERP will continue in effect following the Effective Time for the benefit of the current participants therein.

The Seller's SERP may be amended to provide that (a) in addition to any existing restrictions on amendment and termination, the SERP shall not be terminated or amended in any manner adverse to participants who are participants as of the date hereof (b) a participant who retires at or after age 55 may elect to defer the commencement of benefits under the SERP until age 62 so long as the present value of the benefit at age 62 (discounted to any earlier age at the rate of 4% per year) is not greater than the present value of such benefit at such earlier age and (c) in calculating the benefits thereunder, any benefit enhancements under Seller's qualified pension plan after the date hereof shall be disregarded.

     13. Non-Employee Director Retirement Plan. Seller's Non-Employee Director Retirement Plan may be amended to provide that (a) in addition to any existing restrictions on amendment and termination, the Non-Employee Director Retirement Plan shall not be terminated or amended in any manner adverse to participants who are participants as of the date hereof, and (b) a participant who retires at or after age 55 may elect to defer the commencement of benefits under the Non-Employee Director Retirement Plan until age 62. In addition, the Non-Employee Director Retirement Plan shall be amended (with the consent of participants given as of the time of execution of the Merger Agreement) as described in the last sentence of Paragraph 9 hereof (except that cash credited to a participant's account shall not thereafter be credited with interest).

     14. Annual Incentive Plan. For fiscal 1997, participants in the Seller's Annual Incentive Plan will receive a target bonus payment and for that portion of fiscal 1998 ending on the earlier of (a) a participant's termination of employment or (b) December 31, 1997, participants will receive a prorated portion of the target bonus payment based on the number of full months which have elapsed during such period. The target bonus percentages established by the Seller will be consistent with Seller's past practice.

     15. Bonuses. Bonuses for employees of the Seller and Seller Subsidiaries other than those participating in the Annual Incentive Plan for fiscal 1997 shall be paid pursuant to the terms of any such bonus plans, or in the absence of a plan, consistent with past practice of Seller and Seller Subsidiaries, except that any other bonus amounts which, in a manner consistent with past practice, have been accrued as of the end of fiscal 1997, may also be paid. All bonuses in respect of fiscal 1998 which, in a manner consistent with past practice, are accrued but unpaid as of the Effective Time shall be paid promptly following the Effective Time.

     16. Amendments. The Company agrees that the Seller shall be permitted, prior to the Effective Time to make the amendments to, and to take such other actions with respect to, its plans and agreements, as described herein.

     17. Employee Loan Program. Each Affected Employee will have the ability to retain any loan, under its existing terms and conditions, provided to such employee under the Seller's Employee Loan Program until its maturity. Any outstanding loan under the Employee Loan Program of any employee of Seller or the Seller Subsidiaries whose employment is terminated following the Effective Time will be refinanced by the Company, under the loan program of the Company in a standard loan product provided by the Company at that time, at the then prevailing rate of interest made available to employees of the Company, unless the employee's credit history does not meet the Company's standard loan criteria. The fact that the employee has been severed will not be taken into account in determining whether the employee satisfies the Company's standard loan criteria.

                                                                    EXHIBIT 2.23
                                                                    ------------

                                   AGREEMENT
                                   ---------


  THIS AGREEMENT is entered into as of the 14th day of March 1997 by and among _____________________ ("Employee"), Security Capital Corporation ("Seller"), Security Bank, S.S.B. ("Bank") and Marshall & Ilsley Corporation ("Company").

                                   PREAMBLE:

  In connection with the proposed merger of Seller with and into Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), and in order to induce Company and Seller to execute the Merger Agreement, Employee, as the holder of an option or options to purchase Seller's common stock (the "Options"), and as a signatory to an Employment Agreement with Seller or one of its subsidiaries, hereby agrees as follows:

  1. Non-qualified Options. Subject to Seller's right to waive this provision consistent with the terms of the Merger Agreement, Employee agrees not to exercise that portion of his Options to purchase Seller's common stock to the extent such options are nonqualified stock options ("NSOs"). All NSOs shall be surrendered at the Effective Time in exchange for a cash payment equal to the excess of the Average Per Share Consideration, as defined in the Merger Agreement, over the exercise price for the Options times the number of shares covered by the NSOs. The cash proceeds will be reduced by any applicable withholding. No option holder shall exercise any Option after the date which is five calendar days prior to the Effective Time of the Merger, provided that incentive stock options ("ISOs") may be exercised after the Effective Time of the Merger. The Company will give notice to the option holder of the expected Effective Time at least fifteen calendar days prior to such Effective Time. Employee agrees, to the extent he has transferred Options, that he will use his best efforts to get the transferee(s) of such Options to execute an agreement, dated as of the date hereof, whereby such transferee(s) will agree to the same restrictions on his/their options as contained in this Paragraph 1.

  2. Amendment to Employment Agreement. Employee agrees to the following amendments to the Employment Agreement between Employee, Seller and Seller's bank subsidiary (the "Bank").

       (a) Section 5(vii)(A) is hereby amended to (i) delete that portion beginning with "the Executive's Total Compensation" through the end of the sentence and (ii) add "an amount equal to Gross Compensation within the meaning of the Seller's Group Life Insurance Plan for the last calendar year preceding the Termination Date. Notwithstanding the foregoing, the total amount paid pursuant to this Section 5(vii)(A) will be the lesser of (a) the Severance Amount contained in the Change of Control Severance Benefits schedule prepared by Seller on March 7, 1997 and provided to

                                     2.23-1

  Company; provided, however, that in the case of Messrs. William G. Schuett, Sr., Robert A. Schaefer, and Joseph Schoendorf, this will be 50% of the amount reflected on such schedule; or (b) an amount which, when added to the other 'parachute payments' (within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986 as amended (the "Code")) which result from the 'change in control,' equals One Dollar less than 3 times the 'base amount' as defined in Code Section 280G(d)(2)."

       (b)  For purposes of determining the amount payable to Employee under
  Section 5(vii)(B) of the Employment Agreement, if Employee receives credit under one or more of the Plans, as defined therein, for retirement benefits through December 31, 1997, he shall not be entitled to a payment in addition thereto under Section 5(vii)(B) of the Employment Agreement.

       (c) Section 6 of the Employment Agreement is deleted in its entirety and a new Section 6 is inserted therefor.

       "6. Payments Upon a "Change in Control". Payments under Section 5(vii) hereof, as amended, shall be made in a lump sum within thirty days of the change in control even if the Executive's employment has not terminated and even if the Employment Term has expired provided that the Executive
       (i) is employed by Seller or one of its subsidiaries at the Effective Time and (ii) executes a complete and permanent release of all claims arising out of his employment, including age discrimination (but not including any vested accrued benefits under the Seller's or Bank's qualified or nonqualified retirement or profit sharing plans), and does not revoke the release within the statutory period for revocation.

       The payments to be made to the Executive hereunder will be reduced by any Federal, State, or local withholding or other taxes or charges as required under applicable law, and all amounts payable to the Executive hereunder are stated before any such deduction. Furthermore, none of the payments hereunder shall be included as compensation for purposes of any pension, deferred compensation, or welfare benefit plan or program of Seller, Bank, or Company, whether qualified or nonqualified."

  3. Reliance. Employee acknowledges that Seller and Company are taking various actions, including, without limitation, signing the Merger Agreement and expending significant amounts of money to pursue the Merger, in reliance upon this Agreement.

  4. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                     2.23-2

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                 EMPLOYEE:

                                 ----------------------------


                                 SECURITY CAPITAL CORPORATION

                                 By:
                                    --------------------------

                                 Attest:
                                        ----------------------

                                 SECURITY BANK, S.S.B.


                                 By:
                                    --------------------------

                                 Attest:
                                        ----------------------

                                 MARSHALL & ILSLEY CORPORATION


                                 By:
                                    --------------------------

                                 Attest:
                                        ----------------------

                                     2.23-3

                                   AGREEMENT
                                   ---------


  THIS AGREEMENT is entered into as of the 14th day of March 1997 by and among _____________________ ("Employee"), Security Capital Corporation ("Seller"), Security Bank, S.S.B. ("Bank") and Marshall & Ilsley Corporation ("Company").

                                   PREAMBLE:

  In connection with the proposed merger of Seller with and into Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), and in order to induce Company and Seller to execute the Merger Agreement, Employee, as the holder of an option or options to purchase Seller's common stock (the "Options"), as a signatory to an Employment Agreement with Seller or one of its subsidiaries and as a participant in the Deferred Compensation Plan for Officers or a similar deferred compensation arrangement, hereby agrees as follows:

  1. Non-qualified Options. Subject to Seller's right to waive this provision consistent with the terms of the Merger Agreement, Employee agrees not to exercise that portion of his Options to purchase Seller's common stock to the extent such options are nonqualified stock options ("NSOs"). All NSOs shall be surrendered at the Effective Time in exchange for a cash payment equal to the excess of the Average Per Share Consideration, as defined in the Merger Agreement, over the exercise price for the Options times the number of shares covered by the NSOs. The cash proceeds will be reduced by any applicable withholding. No option holder shall exercise any Option after the date which is five calendar days prior to the Effective Time of the Merger, provided that incentive stock options ("ISOs") may be exercised after the Effective Time of the Merger. The Company will give notice to the option holder of the expected Effective Time at least fifteen calendar days prior to such Effective Time. Employee agrees, to the extent he has transferred Options, that he will use his best efforts to get the transferee(s) of such Options to execute an agreement, dated as of the date hereof, whereby such transferee(s) will agree to the same restrictions on his/their options as contained in this Paragraph 1.

  2. Amendment to Employment Agreement. Employee agrees to the following amendments to the Employment Agreement between Employee, Seller and Seller's bank subsidiary (the "Bank").

       (a) Section 5(vii)(A) is hereby amended to (i) delete that portion beginning with "the Executive's Total Compensation" through the end of the sentence and (ii) add "an amount equal to Gross Compensation within the meaning of the Seller's Group Life Insurance Plan for the last calendar year preceding the Termination Date. Notwithstanding the foregoing, the total amount paid pursuant to this Section 5(vii)(A) will be the lesser of (a) the Severance Amount contained in the Change of Control Severance Benefits schedule prepared by Seller on March 7, 1997 and provided to Company; provided, however, that in the case of Messrs. William G. Schuett, Sr., Robert
  A. Schaefer, and Joseph Schoendorf, this will be 50% of the amount reflected on such

                                     2.23-4
  schedule; or (b) an amount which, when added to the other 'parachute payments' (within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986 as amended (the "Code")) which result from the 'change in control,' equals One Dollar less than 3 times the 'base amount' as defined in Code
  Section 280G(d)(2)."

       (b) For purposes of determining the amount payable to Employee under
  Section 5(vii)(B) of the Employment Agreement, if Employee receives credit under one or more of the Plans, as defined therein, for retirement benefits through December 31, 1997, he shall not be entitled to a payment in addition thereto under Section 5(vii)(B) of the Employment Agreement.

       (c) Section 6 of the Employment Agreement is deleted in its entirety and a new Section 6 is inserted therefor.

       "6. Payments Upon a "Change in Control". Payments under Section 5(vii) hereof, as amended, shall be made in a lump sum within thirty days of the change in control even if the Executive's employment has not terminated and even if the Employment Term has expired provided that the Executive
       (i) is employed by Seller or one of its subsidiaries at the Effective Time and (ii) executes a complete and permanent release of all claims arising out of his employment, including age discrimination (but not including any vested accrued benefits under the Seller's or Bank's qualified or nonqualified retirement or profit sharing plans), and does not revoke the release within the statutory period for revocation.

       The payments to be made to the Executive hereunder will be reduced by any Federal, State, or local withholding or other taxes or charges as required under applicable law, and all amounts payable to the Executive hereunder are stated before any such deduction. Furthermore, none of the payments hereunder shall be included as compensation for purposes of any pension, deferred compensation, or welfare benefit plan or program of Seller, Bank, or Company, whether qualified or nonqualified."

  3. Amendment to Deferred Compensation Plan for Officers. Employee consents to the amendments made to the Deferred Compensation Plan for Officers or a similar deferred compensation arrangement pursuant to Paragraph 9 of Annex B to the Merger Agreement. Employee acknowledges receiving a copy of Annex B to the Merger Agreement and agrees to be bound by such amendments.

  4. Reliance. Employee acknowledges that Seller and Company are taking various actions, including, without limitation, signing the Merger Agreement and expending significant amounts of money to pursue the Merger, in reliance upon this Agreement.

  5. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                     2.23-5

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                       EMPLOYEE:


                                       -----------------------------------


                                       SECURITY CAPITAL CORPORATION



                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                       SECURITY BANK, S.S.B.


                                       By:
                                          --------------------------------


                                       Attest:
                                             -----------------------------

                                       MARSHALL & ILSLEY CORPORATION


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------

                                     2.23-6

                                   AGREEMENT
                                   ---------


  THIS AGREEMENT is entered into as of the 14th day of March 1997 by and among _____________________ ("Director"), Security Capital Corporation ("Seller"), Security Bank, S.S.B. ("Bank") and Marshall & Ilsley Corporation ("Company").

                                   PREAMBLE:

  In connection with the proposed merger of Seller with and into Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), and in order to induce Company and Seller to execute the Merger Agreement, Director, as the holder of an option or options to purchase Seller's common stock (the "Options") and as a participant in the Nonemployee Director Deferred Compensation Plan and the Nonemployee Director Retirement Plan hereby agrees as follows:

  1. Non-qualified Options. Subject to Seller's right to waive this provision consistent with the terms of the Merger Agreement, Director agrees not to exercise his Options to purchase Seller's common stock ("NSOs"). All NSOs shall be surrendered at the Effective Time in exchange for a cash payment equal to the excess of the Average Per Share Consideration, as defined in the Merger Agreement, over the exercise price for the Options times the number of shares covered by the NSOs. No option holder shall exercise any Option after the date which is five calendar days prior to the Effective Time of the Merger. The Company will give notice to the option holder of the expected Effective Time at least fifteen calendar days prior to such Effective Time. Director agrees, to the extent he has transferred Options, that he will use his best efforts to get the transferee(s) of such Options to execute an agreement, dated as of the date hereof, whereby such transferee(s) will agree to the same restrictions on his/their options as contained in this Paragraph 1.

  2. Amendment to Nonemployee Director Deferred Compensation Plan. Director consents to the amendments made to the Nonemployee Director Deferred Compensation Plan pursuant to Paragraph 10 of Annex B to the Merger Agreement. Director acknowledges receiving a copy of Annex B to the Merger Agreement and agrees to be bound by such amendments.

  3. Amendment to Nonemployee Director Retirement Plan. Director consents to the amendments made to the Nonemployee Director Retirement Plan pursuant to Paragraph 13 of Annex B to the Merger Agreement and agrees to be bound by such amendments.

  4. Reliance. Director acknowledges that Seller and Company are taking various actions, including, without limitation, signing the Merger Agreement and expending significant amounts of money to pursue the Merger, in reliance upon this Agreement.

  5. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                     2.23-7

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.



                                       DIRECTOR:



                                       -----------------------------------


                                       SECURITY CAPITAL CORPORATION


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                       SECURITY BANK, S.S.B.


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                       MARSHALL & ILSLEY CORPORATION


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                     2.23-8

                                   AGREEMENT
                                   ---------


  THIS AGREEMENT is entered into as of the 14th day of March 1997 by and among _____________________ ("Employee"), Security Capital Corporation ("Seller"), Security Bank, S.S.B. ("Bank") and Marshall & Ilsley Corporation ("Company").

                                   PREAMBLE:

  In connection with the proposed merger of Seller with and into Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), and in order to induce Company and Seller to execute the Merger Agreement, Employee, as the holder of an option or options to purchase Seller's common stock (the "Options"), and as a participant in the Deferred Compensation Plan for Officers or a similar deferred compensation arrangement, hereby agrees as follows:

  1. Non-qualified Options. Subject to Seller's right to waive this provision consistent with the terms of the Merger Agreement, Employee agrees not to exercise that portion of his Options to purchase Seller's common stock to the extent such options are nonqualified stock options ("NSOs"). All NSOs shall be surrendered at the Effective Time in exchange for a cash payment equal to the excess of the Average Per Share Consideration, as defined in the Merger Agreement, over the exercise price for the Options times the number of shares covered by the NSOs. The cash proceeds will be reduced by any applicable withholding. No option holder shall exercise any Option after the date which is five calendar days prior to the Effective Time of the Merger, provided that incentive stock options ("ISOs") may be exercised after the Effective Time of the Merger. The Company will give notice to the option holder of the expected Effective Time at least fifteen calendar days prior to such Effective Time. Employee agrees, to the extent he has transferred Options, that he will use his best efforts to get the transferee(s) of such Options to execute an agreement, dated as of the date hereof, whereby such transferee(s) will agree to the same restrictions on his/their options as contained in this Paragraph 1.

  2. Amendment to Deferred Compensation Plan for Officers. Employee consents to the amendments made to the Deferred Compensation Plan for Officers or a similar deferred compensation arrangement pursuant to Paragraph 9 of Annex B to the Merger Agreement. Employee acknowledges receiving a copy of Annex B to the Merger Agreement and agrees to be bound by such amendments.

  3. Reliance. Employee acknowledges that Seller and Company are taking various actions, including, without limitation, signing the Merger Agreement and expending significant amounts of money to pursue the Merger, in reliance upon this Agreement.

  4. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                     2.23-9

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                       EMPLOYEE:


                                       -----------------------------------


                                       SECURITY CAPITAL CORPORATION



                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                       SECURITY BANK, S.S.B.


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------

                                       MARSHALL & ILSLEY CORPORATION


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------

                                    2.23-10

                                   AGREEMENT
                                   ---------


  THIS AGREEMENT is entered into as of the 14th day of March 1997 by and among _____________________ ("Employee"), Security Capital Corporation ("Seller"), Security Bank, S.S.B. ("Bank") and Marshall & Ilsley Corporation ("Company").

                                   PREAMBLE:

  In connection with the proposed merger of Seller with and into Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), and in order to induce Company and Seller to execute the Merger Agreement, Employee, as the holder of an option or options to purchase Seller's common stock (the "Options"), hereby agrees as follows:

  1. Non-qualified Options. Subject to Seller's right to waive this provision consistent with the terms of the Merger Agreement, Employee agrees not to exercise that portion of his Options to purchase Seller's common stock to the extent such options are nonqualified stock options ("NSOs"). All NSOs shall be surrendered at the Effective Time in exchange for a cash payment equal to the excess of the Average Per Share Consideration, as defined in the Merger Agreement, over the exercise price for the Options times the number of shares covered by the NSOs. The cash proceeds will be reduced by any applicable withholding. No option holder shall exercise any Option after the date which is five calendar days prior to the Effective Time of the Merger, provided that incentive stock options ("ISOs") may be exercised after the Effective Time of the Merger. The Company will give notice to the option holder of the expected Effective Time at least fifteen calendar days prior to such Effective Time. Employee agrees, to the extent he has transferred Options, that he will use his best efforts to get the transferee(s) of such Options to execute an agreement, dated as of the date hereof, whereby such transferees(s) will agree to the same restrictions on his/their options as contained in this Paragraph 1.

  2. Reliance. Employee acknowledges that Seller and Company are taking various actions, including, without limitation, signing the Merger Agreement and expending significant amounts of money to pursue the Merger, in reliance upon this Agreement.

  3. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                    2.23-11

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.


                                       EMPLOYEE:


                                       -----------------------------------


                                       SECURITY CAPITAL CORPORATION



                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                       SECURITY BANK, S.S.B.


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------

                                       MARSHALL & ILSLEY CORPORATION


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------

                                    2.23-12

                                   AGREEMENT
                                   ---------


  THIS AGREEMENT is entered into as of the 14th day of March 1997 by and among _____________________ ("Option Holder"), Security Capital Corporation ("Seller"), Security Bank, S.S.B. ("Bank") and Marshall & Ilsley Corporation ("Company").

                                   PREAMBLE:

  In connection with the proposed merger of Seller with and into Company (the "Merger") pursuant to that certain Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), and in order to induce Company and Seller to execute the Merger Agreement, Option Holder, as the holder of an option or options to purchase Seller's common stock (the "Options"), hereby agrees as follows:

  1. Non-qualified Options. Subject to Seller's right to waive this provision consistent with the terms of the Merger Agreement, Option Holder agrees not to exercise his Options to purchase Seller's common stock. All Options shall be surrendered at the Effective Time in exchange for a cash payment equal to the excess of the Average Per Share Consideration, as defined in the Merger Agreement, over the exercise price for the Options times the number of shares covered by the Options. The cash proceeds will be reduced by any applicable withholding. No Option Holder shall exercise any Option after the date which is five calendar days prior to the Effective Time of the Merger. The Company will give notice to the Option Holder of the expected Effective Time at least fifteen calendar days prior to such Effective Time.

  2. Reliance. Option Holder acknowledges that Seller and Company are taking various actions, including, without limitation, signing the Merger Agreement and expending significant amounts of money to pursue the Merger, in reliance upon this Agreement.

  3. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

                                    2.23-13

  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

                                       OPTION HOLDER:



                                       -----------------------------------


                                       SECURITY CAPITAL CORPORATION



                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------


                                       SECURITY BANK, S.S.B.


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------

                                       MARSHALL & ILSLEY CORPORATION


                                       By:
                                          --------------------------------


                                       Attest:
                                              ----------------------------




                                    2.23-14

                                                                     EXHIBIT 9.1
                                                                     -----------



                                  INDEX GROUP
                                  -----------


                                                  Weighting
Company                                            Factor
-------                                           ---------
AmSouth Bancorporation                              4.44%
Bancorp Hawaii, Inc.                                2.79
Crestar Financial Corporation                       3.07
First of America Bank Corp.                         5.97
First Security Corporation                          4.07
First Tennessee National Corporation                4.75
Firstar Corporation                                 3.46
Huntington Bancshares, Inc.                         6.27
Mercantile Bancorporation Inc.                      6.79
Northern Trust Corporation                          7.18
Old Kent Financial Corporation                      3.49
Regions Financial Corporation                       6.06
SouthTrust Corporation                              5.65
Southern National Corporation                       8.45
Star Banc Corporation                               5.64
Summit Bancorp.                                     8.38
Synovus Financial Corp.                             6.49
Union Planters Corporation                          4.69
Wilmington Trust Corporation                        2.39
--------------------------------------------------------
TOTAL                                             100.00%


                                     9.1-1